COORDINATION WITH DELAYED OFFERING REGISTRATION STATEMENT

When the Form T-1 is used for applications to determine the eligibility of a trustee pursuant to Section 305(b)(2), the following provisions shall apply:
1. The file number under the Securities Act of 1933 for the delayed offering registration statements to which the application applies shall be placed in the upper right hand corner of the cover page of the Form T-1.
2. The description of the indenture securities included under "Title of Securities" should specify whether the application relates to a single tranche or to all of the securities registered pursuant to the delayed offering registration statement.



                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                  AMENDMENT NO. 1
                                         TO
                                      FORM T-1

          STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939,
             AS AMENDED, OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)

                         Deutsche Bank, AG, New York Branch
-----------------------------------------------------------------------------------------------------------------------------------
               (Exact name of trustee as specified in its charter)
     Federal Republic of Germany                                                                            13-2944988
-----------------------------------------------------------------------------------------------------------------------------------
(Jurisdiction of Incorporation or organization if not a U.S. national bank)    (I.R.S. Employer Identification Number)
31 West 52nd Street, New York, New York                                                                          10004
----------------------------------------------------------------------------------------------------------------------------------
(Address of principal executive offices)                                                                    (Zip code)
Alfred Steffan, Deutsche Bank AG, New York Branch, 31 West 52nd Street, New York, New York 10004        (212) 469-8166
-----------------------------------------------------------------------------------------------------------------------------------
                                     (Name, address and telephone number of agent for Service)
                                                     Wind River Systems Inc.
-----------------------------------------------------------------------------------------------------------------------------------
                                        (Exact name of obligor as specified in its charter)
     Delaware                                                                                               94-2873391
-----------------------------------------------------------------------------------------------------------------------------------
(State or other jurisdiction of incorporation or organization)                 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
 1010 Atlantic Avenue, Alameda, California                                                                       94501
-----------------------------------------------------------------------------------------------------------------------------------
(Address of principal executive offices)                                                                    (Zip code)
      $140,000,000 aggregate principal amount of 5% Convertible Subordinated Notes due 2002
-----------------------------------------------------------------------------------------------------------------------------------
                                                  (Title of the indenture securities)

ITEM 1. GENERAL INFORMATION.
  Furnish the following information as to the trustee:
  (a) Name and address of each examining or supervising authority to which it is subject.

      New York State Banking Department
      Two Rector Street
      New York, New York

      Federal Reserve Bank of New York
      33 Liberty Street
      New York, New York

  (b) Whether it is authorized to exercise corporate trust powers.

         Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee.

INSTRUCTIONS.
1. The term "affiliate" is defined in Rule 0-2 of the General Rules and Regulations under the Act. Attention is also directed to Rule 7a-26.
2. Include the name of each such affiliate and the names of all intermediary affiliates, if any. Indicate the respective percentage of voting securities or other bases of control giving rise to the affiliation.

ITEM 3. VOTING SECURITIES OF THE TRUSTEE.

  Furnish the following information as to each class of voting securities of the trustee:

  As of December 1, 1997 (Insert date within 31 days).

------------------------------------------------------------------------------
Col. A.                                Col. B.
Title of Class                         Amount Outstanding
------------------------------------------------------------------------------
                              NOT APPLICABLE

INSTRUCTIONS. The term "voting security" is defined in Section 303(16) of the Act.

ITEM 4. TRUSTEESHIPS UNDER OTHER INDENTURES.
  If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:
  (a) Title of the securities outstanding under each such other indenture.

         NONE.

  (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

         Not Applicable.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.
  If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

         Dutsche Morgan Grenfell Inc. was an underwriter for the obligor in connection with the Notes to which this T-1 relates. Deutsche Bank AG owns Deutsche Morgan Grenfell Inc. and the trustee is a licensed branch of Deutsche Bank AG. The following individuals are officers and/or employees of both Deutsche Bank AG, New York Branch and Deutsche Morgan Grenfell Inc.:

    Christopher Beaudet, David Bondy, John Cuttig, Kathy DeRuggiero,
Christine Fade, John Hamilton, Julie Harris, Howard Henick, Donald Jones, Philip Kearns, Sean Kelleher, Doreen Kennedy, Charles W. Kerner, Francisco R. Kraft, Robert M. Lupoli, Victor T. Mahoney, Lisa Masone, Karen Meyer, Daniel Park, Dawn Patterson, Gergory Petretti, Hilger Pothmann, Edward Rubin, Richard Uhlig, Joan Wang and Bernadette Whitaker

INSTRUCTIONS.
1. Notwithstanding General Instruction F, the term "underwriter" as used in this item does not refer to any person who is not currently engaged in the business of underwriting.
2. The terms "employee," "appointee," and "representative," as used in this item, do not include connections in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity or connections in the capacity of trustee, whether under an indenture or otherwise.

ITEM 6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
OFFICIALS.
  Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

  As of December 1, 1997 (Insert date within 31 days).

INSTRUCTIONS:
1. Names of persons who do not own beneficially any of the securities specified may be omitted.
2. No information need be given in any case where the amount of voting securities of the trustee, owned beneficially by the obligor and its directors, partners, and executive officers, taken as a group, does not exceed 1 percent of the outstanding voting securities of the trustee.

------------------------------------------------------------------------------
Col. A              Col. B           Col. C            Col. D
                                                Percentage of Voting
                                 Amount Owned   Securities Represented by
Name of Owner   Title of Class   Beneficially   Amount Given in Col. C
------------------------------------------------------------------------------

                                    NONE

ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
OFFICIALS.
  Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

  As of December 1, 1997 (Insert date within 31 days).

INSTRUCTIONS.
1. Instruction 1 to Item 6 shall be applicable to this item.
2. The name of each director, partner, or executive officer required to be given in Column A shall be set forth under the name of the underwriter of which he is a director, partner, or executive officer.
3. No information need be given in any case where the amount of voting securities of the trustee owned beneficially by an underwriter and its directors, partners, and executive officers, taken as a group, does not exceed 1 percent of the outstanding voting securities of the trustee.

------------------------------------------------------------------------------
   Col. A           Col. B            Col. C              Col. D
                                                   Percentage of Voting
                                   Amount Owned    Securities Represented by
Name of Owner    Title of Class    Beneficially    Amount Given in Col. C
------------------------------------------------------------------------------

                                    NONE

ITEM 8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.
  Furnish the following information as to securities of the obligor beneficially or held as collateral security for obligations in default by the trustee:

  As of December 1, 1997 (Insert date within 31 days).

INSTRUCTIONS.
1. As used in this item, the term "securities" includes only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay monies lent to a person by one or more banks, trust companies, or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness.
2. For the purposes of this item the trustee shall not be deemed the owner or holder of (a) any security which it holds as collateral security
(as trustee or otherwise) for an obligation which is not in default, or (b) any security which it holds as collateral security under the indenture to be qualified, irrespective of any default thereunder, or (c) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

3. No information need be furnished under this item as to holdings by the trustee of securities already issued under the indenture to be qualified or securities issued under any other indenture under which the trustee is also trustee.
4. No information need be given with respect to any class of securities where the amount of securities of the class which the trustee owns beneficially or holds as collateral security for obligations in default does not exceed 1 percent of the outstanding securities of the class.

-------------------------------------------------------------------------------------------
Col. A                   Col. B                   Col. C                     Col. D
                                            Amount Owned               Percentage of Class
                  Whether the Securities    Beneficially or Held       as Represented by
                     are Voting or          Collateral Security for    Amount Given
Title of Class    Nonvoting Securities      Obligations in Default     in Col. C
-------------------------------------------------------------------------------------------

                                    NONE


ITEM 9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.
  If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

  As of December 1, 1997 (Insert date within 31 days).

-------------------------------------------------------------------------------------------
Col. A                      Col. B                Col. C                     Col. D
                                                Amount Owned
                                            Beneficially or Held as
                                            Collateral Security for    Percentage of Class
Title of Issuer                             Obligations in Default     Represented by Amount
and Title of Class    Amount Outstanding    by Trustee                 Given in Col. C
-------------------------------------------------------------------------------------------

INSTRUCTION. Instructions 1, 2, and 4 to Item 8 shall be applicable to this item.

    Deutsche Morgan Grenfell Inc. was an underwriter for the obligor in connection with the Notes to which this T-1 relates. Deutsche Bank AG owns Deutsche Morgan Grenfell Inc. and the trustee is a licensed branch of Deutsche Bank AG.


ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.
  If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

  As of December 1, 1997 (Insert date within 31 days).


-------------------------------------------------------------------------------------------
 Col. A                    Col. B                   Col. C                  Col. D
                                            Amount Owned
                                            Beneficially or Held as
                                            Collateral Security for    Percentage of Class
Title of Issuer                             Obligations in Default     Represented by Amount
and Title of Class    Amount Outstanding    by Trustee                 Given in Col. C
-------------------------------------------------------------------------------------------

INSTRUCTION. Instructions 1, 2, and 4 to Item 8 shall be applicable to this item.

                                    NONE

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.
  If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

  As of December 1, 1997 (Insert date within 31 days).

-------------------------------------------------------------------------------------------
Col. A                     Col. B                   Col. C                  Col. D
                                            Amount Owned
                                            Beneficially or Held as
                                            Collateral Security for    Percentage of Class
Title of Issuer                             Obligations in Default     Represented by Amount
and Title of Class    Amount Outstanding    by Trustee                 Given in Col. C
-------------------------------------------------------------------------------------------


INSTRUCTION. Instructions 1, 2 and 4 to Item 8 shall be applicable to this item.

                                    NONE.


ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.
  Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

  As of December 1, 1997 (Insert date within 31 days).

-------------------------------------------------------------------------------------------
       Col. A                      Col. B                   Col. C
Nature of Indebtedness       Amount Outstanding            Date Due
-------------------------------------------------------------------------------------------


                                    NONE

INSTRUCTIONS.
1. No information need be provided as to: (a) the ownership of securities issued under any indenture, or any security or securities having a maturity of more than one year at the time of acquisition by the indenture trustee; (b) disbursements made in the ordinary course of business in the capacity of trustee of an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity; (c) indebtedness created as a result of services rendered or premises rented; or indebtedness created as a result of goods or securities sold in a cash transaction; (d) the ownership of stock or of other securities of a corporation organized under Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of an obligor upon the indenture securities; or (e) the ownership of any drafts, bills of exchange, acceptances, or obligations which fall within the classification of self-liquidating paper.
2. Information should be given as to the general type of indebtedness, such as lines of credit, commercial paper, long-term notes, mortgages, etc.

ITEM 13. DEFAULTS BY THE OBLIGOR.

  (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.
         NONE.

  (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.
  If any underwriter is an affiliate of the trustee, describe each such affiliation.

    Deutsche Morgan Grenfell Inc. was an underwriter for the obligor in connection with the Notes to which this T-1 relates. Deutsche Bank AG owns Deutsche Morgan Grenfell Inc. and the trustee is a licensed branch of Deutsche Bank AG.

INSTRUCTIONS.
1. The term "affiliate" as defined in Rule 0-2 of the General Rules and Regulations under the Act. Attention is directed to Rule 7a-26.
2. Include the name of each such affiliate and the names of all intermediate affiliates, if any. Indicate the respective percentage of voting securities or other bases of control giving rise to the affiliation.


ITEM 15. FOREIGN TRUSTEE.
  Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

         Section 304(d) of the Trust Indenture Act of 1939

ITEM 16. LIST OF EXHIBITS.
  List below all exhibits filed as a part of this statement of eligibility.

INSTRUCTIONS. Subject to Rule 7a-29 permitting incorporation of exhibits by reference, the following exhibits are to be filed as a part of the statement of eligibility of the trustee. Such exhibits shall be appropriately lettered or numbered for convenient reference. Exhibits incorporated by reference may be referred to by the designation given in the previous filing. Where exhibits are incorporated by reference, the reference shall be made in the list of exhibits called for under Item 16. If the certificate of authority to commence business (Exhibit 2) and/or the certificate to exercise corporate trust powers (Exhibit 3) is contained in another exhibit, a statement to that effect shall be made, identifying the exhibit in which such certificates are included. If an applicable exhibit is not in English, a translation in English shall also be filed. In response to Exhibit 7, foreign trustees shall provide financial information sufficient to provide the information required by Section 310(a)(2) of the Act.

1. A copy of the articles of association of Deutsche Bank AG.
2. A copy of the Certificate of Authority of the Trustee to Commence
Business.
3. A copy of the Authorization of the Trustee to exercise corporate trust powers.
4. A copy of the existing By-laws of the Trustee or instruments corresponding thereto, as amended to date. Not Applicable.
5. A copy of each Indenture referred to in Item 4, if the obligor is in default. Not Applicable.
6. The consent of United States institutional trustees required by Section 321(b) of the Act.
7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8. A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

9. Foreign trustees are required to furnish a consent to service of process (see Rule 10a-4 under the Act). Not applicable

                                     SIGNATURE

  (Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank AG, New York Branch, a branch licensed to do business as such under the Banking Law of the State of New York, being a branch of Deutsche Bank AG, a corporation organized under the laws of the Federal Republic of Germany, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 3rd day of December 1997.

                                          DEUTSCHE BANK, AG, NEW YORK BRANCH


                                            By: /s/George H. Gregor
                                            --------------------------------
                                            Name: George H. Gregor
                                            Title:    Vice President



                                            By: /s/Peter C. Olsen
                                            --------------------------------
                                            Name: Peter C. Olsen
                                            Title:    Vice President








INSTRUCTION. The name of each person signing the statement of eligibility shall be typed or printed beneath the signature.

ARTICLES OF ASSOCIATION OF DEUTSCHE BANK AG

In conformity with the resolutions of the General Meeting on May 20, 1997








                                Deutsche Bank

I.   GENERAL PROVISIONS

Section 1
The stock corporation bears the name

             Deutsche Bank
             Aktiengesellschaft

It is domiciled in Frankfurt (Main).

Section 2
(1) The object of the enterprise is the transaction of banking business of every kind, the provision of financial and other services, and the promotion of international economic relations. The Company may realize this object itself or through subsidiaries and affiliated companies.

(2) To the extent permitted by law, the Company is entitled to transact all business and take all steps which appear likely to promote the object of the Company, in particular to acquire and dispose of real estate, to establish branches at home and abroad, to acquire, administer and dispose of participations in other enterprises, and to conclude enterprise agreements.

Section 3
The Company's notices shall be published in the Federal Gazette
(Bundesanzeiger).

II.  SHARE CAPITAL AND SHARES

Section 4
(1)  The share capital is DM 2,509,233,675.
     It is divided into
     501,846,735 shares in the nominal amount of DM 5 each.

(2) The Company shall not obtain any lien pursuant to its General Business Conditions in respect of the shares it has issued except by special pledging agreements.

(3) Insofar as the Company is authorized under the following subparagraphs to issue shares in the nominal amount of DM 50 each, it may also, instead of each share in the nominal amount of DM 50, issue ten shares in the nominal amount of DM 5 each.

(4) The share capital is increased conditionally by a further DM 225,000,000, divided into 4,500,000 bearer shares in the nominal amount of DM 50 each. The conditional capital increase shall be effected only to the extent that holders of warrants from participatory certificates with warrants issued on or before April 30, 1996 by Deutsche Bank Aktiengesellschaft exercise their option rights. The new shares should be entitled to participate in profits from the beginning of the financial year in which they are issued by virtue of the exercise of option rights.

(5) The Board of Managing Directors is authorized to increase the share capital with the consent of the Supervisory Board once or more than once by up to a total of DM 31,852,760 on or before April 30, 2001 through the issue of new shares against cash payment. Shareholders' pre-emptive rights are excluded.

(6) The Board of Managing Directors is authorized to increase the share capital with the consent of the Supervisory Board once or more than once by up to a total of DM 500,000,000 on or before April 30, 1998 through the issue of new shares against cash payment. At such time(s), pre-emptive rights shall be granted to the shareholders, the Board of Managing Directors is, however, authorized to except fractions from the shareholders' pre-emptive rights and also to exclude the pre-emptive rights insofar as is necessary to provide the holders of the warrants and convertible bonds issued by Deutsche Bank Aktiengesellschaft and its subsidiaries with such pre-emptive rights to new shares as they would be entitled to upon exercising the option or conversion rights.

(7) The share capital is increased conditionally by a further DM 200,000,000 divided into 4,000,000 bearer shares of DM 50 par value each. The conditional capital increase shall be effected only to the extent that holders of warrants from the participatory certificates with warrants and the bonds with warrants to be issued on or before April 30, 1998 by Deutsche Bank Aktiengesellschaft exercise their option rights. The new shares shall be entitled to participate in profits from the beginning of the financial year in which they are issued by virtue of the exercise of option rights.

(8) The Board of Managing Directors is authorized to increase the share capital with the consent of the Supervisory Board once or more than once by up to a total of DM 100 million on or before April 30, 2000 through the issue of new shares against cash payment. At such time(s), pre-emptive rights shall be granted to the shareholders subject to the following restrictions. The Board of Managing Directors is, however, authorized to except fractions from the shareholders' pre-emptive rights and also in exclude the pre-emptive rights insofar as is necessary to provide the holders of the warrants and convertible bonds issued by Deutsche Bank Aktiengesellschaft and its subsidiaries with such pre-emptive rights to new shares as they would be entitled to upon exercising the option of conversion rights. Furthermore, the Board of Managing Directors is authorized with the consent of the Supervisory Board to exclude shareholders' pre-emptive rights when utilizing the authorization if the issue price of the new shares is not substantially lower than the market price of the already listed shares with the same terms and conditions at the time the issue price is fixed.

(9) The Board of Managing Directors is authorized to increase the share capital with the consent of the Supervisory Board, once or more than once, by up to a total of DM 500,000,000 on or before April 30, 2002 through the issue of new shares against cash payment. For this purpose, shareholders are to be granted pre-emptive rights; however, the Board of Managing Directors is authorized to except broken amounts from shareholders' pre-emptive rights and to exclude pre-emptive rights, insofar as it is necessary to grant to the holders of warrants, convertible bonds and convertible participatory rights issued by Deutsche Bank Aktiengesellschaft or its subsidiaries pre-emptive rights to new shares to the extent to which they would be entitled to such rights were they to exercise their option or conversion rights.

(10) The share capital is increased conditionally by up to DM 300,000,000 through the issue of up to 60,000,000 new shares in the nominal amount of DM 5 each. This conditional capital increase will only be affected insofar as

     a) the holders or creditors of conversion rights or warrants linked to the participatory certificates or convertible bonds or bonds with warrants to be issued on or before April 20, 2002 by Deutsche Bank Aktiengesellschaft or its directly or indirectly majority-held affiliated companies utilize their conversion or option rights, or

     b) the holders or creditors with conversion duties relating to convertible participatory certificates or convertible bonds to be issued on or before April 30, 2002 by Deutsche Bank
          Aktiengesellschaft or its directly or indirectly majority-held affiliated companies fulfill their conversion duty.

     The new shares shall be entitled to participate in profits from the beginning of the financial year in which they are issued by virtue of the exercise of conversion or option rights or by virtue of the fulfillment of conversion duties.

Section 5

(1)  The shares are bearer shares.

(2) If in the event of the capital being increased the resolution on the increase does not provide that the new shares are to be made out to bearer or registered in a name, they shall likewise be made out to bearer.

(3) The form of the shares and the dividend coupons and talons shall be determined by the Board of Managing Directors in agreement with the Supervisory Board. The same shall apply to bonds and interest coupons. Global certificates may be issued. The claim of shareholders to have their shares issued in individual certificate form is excluded.


III. THE BOARD OF MANAGING DIRECTORS

Section 6

(1) The Board of Managing Directors shall consist of not less than three members.

(2) The Supervisory Board shall appoint the members of the Board of Managing Directors and determine their number. The Supervisory Board may appoint deputy members of the Board of Managing Directors.

Section 7

(1) The Company shall be legally represented by two members of the Board of Managing Directors or by one member jointly with a holder of procuration (Prokurist).

(2) The deputy members of the Board of Managing Directors shall rank equally with full members in respect of powers of representation.

Section 8

For the purpose of closer contact and business consultation with trade and industry the Board of Managing Directors may form an Advisory Board and Regional Advisory Councils, lay down rules of procedure for their business and fix the remuneration of their members. The Supervisory Board shall be informed of any changes in the membership of the Advisory Board and the Regional Advisory Councils at the Supervisory Board meeting immediately following such changes.

IV.      THE SUPERVISORY BOARD

Section 9

(1) The Supervisory Board shall consist of 20 members. They are elected for the period until conclusion of the Shareholders' Meeting which adopts the resolutions concerning the ratification of acts of management for the fourth financial year following the beginning of the term of office. Here, the financial year in which the term of office begins is not taken into account.

(2) In the election of shareholders' representatives to the Supervisory Board and any substitute members, the Chairman of the Shareholders Meeting shall be entitled to take a vote on a list of election proposals submitted by management or shareholders. If substitute members are elected on a list, they shall replace shareholders' representatives prematurely leaving the Supervisory Board in the order in which they were named, unless resolved otherwise at the vote.

(3) If a Supervisory Board member is elected to replace a member leaving the Supervisory Board, the new member's term of office shall run for the remainder of the replaced member's term. In the event that a substitute member replaces the outgoing member, the substitute member's term of office shall expire if a new vote to replace the outgoing member is taken at the next Shareholders' Meeting or the next Shareholders' Meeting but one, at the end of the said Shareholders' Meeting, otherwise at the end of the outgoing member's residual term of office.

(4) Any member of the Supervisory Board may resign from office without being required to show cause subject to his giving one month's notice by written declaration addressed to the Board of Managing Directors.

Section 10

(1) Following a Shareholders' Meeting in which all members of the Supervisory Board to be elected by a Shareholders' Meeting have been newly elected a meeting of the

         Supervisory Board shall take place, for which no special invitation is required. At this meeting, the Supervisory Board under the chairmanship of its oldest member elected by the shareholders shall elect from among its members and for the duration of its term of office the Chairman of the Supervisory Board and his Deputy in accordance with
         Section 27 of the Co-determination Act. In the event of the Chairman of the Supervisory Board or his Deputy leaving before completion of his term of office, the Supervisory Board shall forthwith elect a substitute.

(2) The Deputy Chairman of the Supervisory Board shall have the legal and statutory rights and duties of the Chairman only if the latter is indisposed. Sections 29 (2) 3 and 31 (4) 3 of the Co-determination Act remain unaffected.

Section 11

(1) Meetings of the Supervisory Board shall be called by the Chairman or, if the latter is indisposed, by his Deputy whenever so required by law or business.

(2) The Supervisory Board shall be deemed to constitute a quorum if the members have been invited in writing or by cable under their last given address and not less than half the total members which it is required to comprise take part in the voting in person or by written vote. The chair shall be taken by the Chairman or his Deputy. The Chairman of the meeting shall decide the manner of voting.

(3) Resolutions may also be taken without a meeting being called, by way of written or cabled or telephoned votes, if so ruled by the Chairman of the Supervisory Board or his Deputy and provided no member of the Supervisory Board objects to such procedure. This also applies to second polls pursuant to Sections 29 (2) 1 and 31 (4) 1 of the Co-determination Act.

(4) Resolutions of the Supervisory Board are taken with the simple majority of the votes unless otherwise provided by law. If there is equality of votes the Chairman shall have the casting vote pursuant to Sections 29 (2) and 31 (4) of the Co-determination Act; a second poll within the meaning of these provisions can be demanded by any member of the Supervisory Board.

(5) If not all the members of the Supervisory Board are present at the voting and if absent members have not submitted written votes, the voting shall be postponed at the request of at least two members of the Supervisory Board who are present. In the event of such postponement, the new vote shall be taken at the next regular

    Supervisory Board meeting if no extraordinary meeting is called. At the new vote a further minority call for postponement is not permitted.

(8) If the Chairman of the Supervisory Board is present at the meeting or if a member of the Supervisory Board is in possession of his written vote, subpara. 5 shall not apply if the same number of shareholders' representatives and employees' representatives are personally present or participate in the voting by written vote, or if any inequality is balanced out by individual members of the Supervisory Board not participating in the voting.

Section 12

(1) The Supervisory Board is authorized to appoint a Presiding Committee and one or several other Committees from among its members; Section 27(3) of the Co-determination Act remains unaffected. The functions and powers of the Committees and the relevant procedures to be adopted shall be determined by the Supervisory Board. To the extent permitted by law, the Supervisory Board's powers of decision may also be delegated to the Committees. Section 11 subparas. 3 and 4 apply to voting in the Committees unless mandatory provisions of law provide otherwise. Subparas. 5 and 6 are not applicable.

(2) Declarations of intention on the part of the Supervisory Board and its Committees shall be made in the name of the Supervisory Board by the Chairman or his Deputy.

Section 13

(1) The approval of the Supervisory Board is required

    a) for the granting of general powers of attorney;

    b) for the acquisition and disposal of real estate insofar as the object involves more than 0.5% of the Company's liable capital and reserves;

    c) for the establishment and closure of branches with more than 20 employees;

    d) for the granting of credits, including the acquisition of participations in other companies, for which approval of a credit institution's Supervisory Board is required under the German Banking
       Act:

    e) for the acquisition, not only temporarily, of other participations in other companies where the object exceeds 1% of the Company's liable capital and reserves.

(2) The Supervisory Board may specify further transactions which are to be subject to its approval.

Section 14

(1) The members of the Supervisory Board shall receive, in addition to reimbursement of their cash expenses and of turnover tax to be borne by them in connection with their Supervisory Board activity, a fixed remuneration payable upon expiration of the financial year. Such remuneration shall be DM 12,000 for each member, DM 24,000 for the Chairman and DM 18,000 for the Deputy Chairman.

(2) The Supervisory Board shall in addition be entitled to a remuneration of DM 50,000 for each percent by which the dividend distribution to the shareholders exceeds 4% of the share capital. The Supervisory Board shall resolve on the apportionment of this amount among the members.

V.  SHAREHOLDERS' MEETING

Section 15

The Shareholders' Meeting called to adopt the resolutions concerning the ratification of acts of management of the Board of Managing Directors and the Supervisory Board, the appropriation of profits, the appointment of the annual auditor and, as the case may be, the establishment of the annual statement of accounts (Ordinary Shareholders' Meeting) shall be held within the first eight months of each financial year.

Section 16

(1) The Shareholders' Meeting shall be called by the Board of Managing Directors or the Supervisory Board to take place in Frankfurt (Main), Dusseldorf, or any other German city with over 500,000 inhabitants.

(2) Notice of the meeting must be given in the Federal Gazette
    (Bundesanzeiger) not later than one month before the last day of deposit (Section 17 subpara. 1), not counting the day of publication and the last day of deposit.

Section 17

(1) All shareholders who have not later than the fifth working day before the meeting deposited their shares with the Company or the other agencies announced in the invitation until conclusion of the Shareholders' Meeting shall be entitled to take part therein and to exercise their voting rights; for the purpose of this provision Saturday is not considered a working day. Deposit shall also be deemed to have been properly effected when shares, with the approval of a depositary, are held blocked for it with other credit institutions until conclusion of the Shareholders' Meeting.

(2) Details regarding the depositing of shares and the issue of admission cards must be given in the invitation.

Section 18

(1)  The voting right of each share corresponds to its nominal amount.

(2) In the event of shares not having been fully paid up, the voting right shall commence, in accordance with Section 134(2) 3 and 5 of the German Stock Corporation Act (Aktiengesez), when the minimum contribution required by law has been paid.

Section 19

(1) The Chairman of the Supervisory Board or another member of the Supervisory Board belonging to the Supervisory Board as a representative of the shareholders shall preside over the Shareholders' Meeting. In the event that none of these persons takes the chair, the Chairman shall be elected by the Shareholders' Meeting under the direction of the oldest shareholder present.

(2) The Chairman shall direct proceedings and determine the sequence in which the items on the agenda shall be dealt with.

Section 20

(1) The resolutions of the Shareholders' Meeting may be taken by a simple majority of votes and, insofar as a majority of capital stock is required, by a simple majority of capital stock, except where law or the Articles of Association determine otherwise with mandatory effect.

(2) The Chairman shall determine the form and further particulars of the voting. The voting result shall be obtained by ascertaining the "yes" and the "no" votes. The Chairman shall also determine the manner in which the votes are to be ascertained, e.g. by deducting the "yes" or "no" votes and the abstentions from the overall number of votes to which the voters are entitled.

(3) The Supervisory Board shall be authorized to amend the Articles of Association insofar as such amendments merely relate to the wording.

VI.  ANNUAL STATEMENT OF ACCOUNTS AND APPROPRIATION OF PROFITS

Section 21

The financial year of the Company is the calendar  year.

Section 22

(1) The Board of Managing Directors shall within the first three months of each financial year, prepare the annual statement of accounts (balance sheet, profit and loss account, notes to the annual statement of accounts) and the management report for the preceding financial year, and submit them to the auditor.

(2) The Supervisory Board shall submit its report to the Board of Managing Directors within one month from the date of receipt of the statements which must be presented to it. If the report is not submitted to the Board of Managing Directors within this period, the Board of Managing Directors shall promptly specify an additional period of not more than one month within which the Supervisory Board must submit its report. If the report is not submitted to the Board of Managing Directors prior to the expiration of such additional period of time either, the annual statement of accounts shall be deemed not to have been approved by the Supervisory Board.

Section 23

(1) The distributable profit shall be distributed among the shareholders unless the Shareholders' Meeting determines otherwise.

(2) Insofar as the Company has issued participatory certificates and the respective conditions of participatory certificates accord the holders of the participatory certificates a claim to distribution from the distributable profit, the claim of the shareholders to this portion of the distributable profit is excluded (Section 58 (4) of the Joint Stock Corporation Act).

(3) The dividends due to the shareholders shall always be distributed in proportion to the contribution made on the nominal amount of the shares and in proportion to the time which has elapsed since the date fixed for contribution.

(4) In the event of new shares being issued, a different dividend entitlement may be established for such shares.

VII.    FORMATION OF DEUTSCHE BANK AG

Section 24

The Company was formed by the re-amalgamation of Norddeutsche Bank AG. Deutsche Bank AG West and Suddeutsche Bank AG, which had been founded in 1952 as successor institutions to the former Deutsche Bank, according to the Law on the Regional Scope of Credit Institutions (Gesetz uber den
Niedartassungabereich von Kreddinstituten).

VIII.   CONTRIBUTION AND ACQUISITION PROVISIONS CONTAINED IN THE
        DISINCORPORATION AGREEMENT OF SEPTEMBER 27, 1952

Section 25

(1) Pursuant to Section 3 of the Big Bank Law, Deutsche Bank contributes to the successor institution, Suddeutsche Bank Aktiengesellachaft, the entire portion of its business which was previously transacted by Bayerische Creditbank. Sudwestbank in Stuttgart and Mannheim, Oberrheinische Bank, Wuvtembergische Vereinsbank, Hessische Bank and Rheinische Kreditbank in the Federal States (Lander) of Bayem, BadensWurtemberg (now Sudweststaat), Rheinland-Pfalz and Hessen. The contribution includes all assets, including liabilities, acquired or created in the course of this business.

(2)     The assets include in particular:

        a) all real estate and similar rights located in the Federal States of Bayem, Baden/Wurtiemberg (now Sudweststaat), Hessen and Rheinland-Pfalz,

        b) all mortgage rights (including pre-registrations) held for own account on real estate in the Federal States of Bayem, BadensWurtemberg (now Sudweststaat), Hessen and Rheinland-Pfalz,

        c) all claims and the related securities as well as all other rights and assets recorded in the previous institutions' books as at 31.12.51, in the Federal States of Bayem. Baden/Wurtemberg (now Sudweststaat), Hessen or Rheinland-Pfalz,

        d)  Deutsche Bank's equalization claims, allocated in accordance with
            Section 8 of the 2nd Conversion Law Implementing Order, arising out of the contribution balance sheet per 31.12.51. Should these equalization claims be subsequently increased or reduced pursuant to a correction of the conversion account, this amendment will be credited or debited to the successor institution insofar as this institution has acquired the respective asset or liability in the conversion account.

(3)     The liabilities include in particular:

        a) all commitments recorded in the previous institutions' books per 31.12.51,

        b)  all commitments resulting from the trusteeships mentioned under 2
            (d).

        c) all foreign commitments resulting from Section 6(2) of the 35th Conversion Law Implementing Order, subject to the provision of
            Section 7(2) of the Big Bank Law,

        d)  all pension liabilities towards entitled persons resident per
            31.12.51 in the Federal States of Bayem, Baden/Wurtemberg (now Sudweststaat), Hessen or Rheinland-Pfalz, subject to the provision that all expenses under this heading are to be shared between Suddeutsche Bank Aktiengesellschaft and its sister institutions. Norddeutsche Bank Aktiengesellschaft and Rheinische-Westfalische Bank Aktiengesellschaft, according to the formula used so far, i.e. on the basis of staff expenditure in the respective year. This does not include retirements from the previous institutions after 31.12.51, which must be borne by the institution concerned. Should the aforementioned pension liabilities be otherwise regulated following a change in the law in the Federal territory or in West Berlin or in the rest of Germany, the above regulation will cease to apply, with retroactive effect.

(4) The contribution of assets and the acquisition of liabilities takes place as at and with effect from 1.152, subject to the provision that the contributed business of the previous institutions shall be deemed to have been transacted from the said date for the account of the new successor institution. The basis for the contributed assets and acquired liabilities is the balance sheet per 31.12.51

        appended to this document. The assets and liabilities shown in this balance sheet have been valued provisionally. The definitive contribution will be effected at the values established with legal validity in the balance sheet for tax purposes drawn up for Deutsche Bank's business in the Federal territory per 31.12.51, if, as a result of the values established--whether by an increase in assets or a decrease in liabilities--the value of the assets should rise, then the incremental value--less a reasonable deduction on the assets side for depreciation in the interim period--must be added to the successor institution's legal reserve.

(5) According to the balance sheet over 31.12.51, the value of contributed assets loss acquired liabilities amounts to a total of

                                    DM 56,195,000.

        Deutsche Bank guarantees that this value exists. As a set-off against this contribution, Suddeutsche Bank Akdiengesellschaft gives to Deutsche Bank shares in the nominal amount of DM 39,996,000. Pursuant to Section 8 and Section 9 of the Big Bank Law, these shares will be transferred to the Bank deutscher Lander as trustee for the shareholders of Deutsche Bank.

EXHIBIT 2

A copy of the Certificate of Authority of the Trustee to Commence Business.

                             BANKING DEPARTMENT

                                   [LOGO]              FB NO   4066

                             STATE OF NEW YORK


     WHEREAS,                     DEUTSCHE BANK AG
                 -------------------------------------------------------------
A BANKING CORPORATION DULY INCORPORATED UNDER THE LAWS OF THE Federal Republic
                                                              ----------------
OF         Germany              AND HAVING ITS PRINCIPAL OFFICE IN THE CITY OF
    ------------------------
Frankfurt am Main, Federal Republic of Germany  HAS MADE APPLICATION, UNDER
-----------------------------------------------
THE TERMS AND CONDITIONS SET FORTH IN SECTION 201 OF THE BANKING LAW, TO
MAINTAIN A BRANCH AT   9 West 57th Street           IN THE BOROUGH OF
                     -----------------------------
 Manhattan    CITY OF NEW YORK, FOR THE PURPOSE OF TRANSACTING THE BUSINESS
-----------
OF BUYING, SELLING, PAYING OR COLLECTING BILLS OF EXCHANGE, OR OF ISSUING LETTERS OF CREDIT OR OF RECEIVING MONEY FOR TRANSMISSION OR TRANSMITTING THE SAME BY DRAFT, CHECK, NOTE OR OTHERWISE, OR OF MAKING LOANS, OR OF RECEIVING DEPOSITS, OR ANY PART OF SUCH BUSINESS, AND

     WHEREAS, THE SAID CORPORATION HAS COMPLIED WITH THE CONDITIONS IMPOSED BY THE BANKING LAW AND APPEARS TO BE DULY QUALIFIED TO MAINTAIN SUCH BRANCH UNDER THE PROVISIONS THEREOF:

     NOW, THEREFORE, BE IT KNOWN THAT THE SAID APPLICANT IS HEREBY AUTHORIZED TO CARRY ON THE BUSINESS HEREINBEFORE SPECIFIED AT THE ABOVE LOCATION.

     THIS LICENSE IS TO BE EFFECTIVE ON OR AFTER     January 27, 1983     AND
                                                  ----------------------
SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL SURRENDERED OR REVOKED.







  WITNESS MY HAND AND OFFICIAL SEAL OF THE BANKING DEPARTMENT AT THE CITY OF
NEW YORK,     26th     DAY OF    January
         -------------         --------------
IN THE YEAR OF OUR LORD One thousand NINE HUNDRED AND      eighty-three.
                                                         --------------------

[SEAL]






                                      /s/
                                    ------------------------------------------
                                      ACTING SUPERINTENDENT OF BANKS

Exhibit 3

                              STATE OF NEW YORK

                              BANKING DEPARTMENT

     WHEREAS, DEUTSCHE BANK AKTIENGESELLSCHAFT, a banking corporation duly incorporated under the laws of The Federal Republic of Germany, having its principal office in the City of Frankfurt Am Main Federal Republic of Germany, and having been duly authorized and licensed pursuant to Article II of the Banking Law to maintain a branch at 9 West 57 Street, in the borough of Manhattan, City of New York, has made application to the Superintendent of Banks for a certificate of authorization to exercise the fiduciary powers specified in Section 201-b of the Banking Law; and

     WHEREAS, the Superintendent of Banks is satisfied that said DEUTSCHE
BANK AKTIENGESELLSCHAFT will exercise such fiduciary powers in accordance with the requirements of Article V of the Banking Law;

     NOW, THEREFORE, I Muriel Siebert, Superintendent of Banks of the State of New York, hereby issue this certificate authorizing DEUTSCHE BANK AKTIENGESELLSCHAFT ("The Banking Corporation") to exercise at its authorized branch at 9 West 57 Street, in the borough of Manhattan, City of New York, the fiduciary powers specified in Section 201-b of the Banking Law.

     WITNESS, MY HAND AND OFFICIAL SEAL OF THE BANKING DEPARTMENT AT THE CITY
                  OF NEW YORK, THIS 12TH DAY OF JANUARY IN THE YEAR OF OUR
                                    ----        -------
                  LORD ONE THOUSAND NINE HUNDRED AND EIGHTY-TWO


                                       /S/ MURIEL SIEBERT
                                       -----------------------------
                                       Superintendent of Banks.

DEUTSCHE BANK
AKTIENGESELTSCHAFT

                                                                 August 15, 1994



Superintendent of Banks of
 the State of New York
New York State Banking Department
Two Rector Street
New York, New York 10006


Attention: Mr. Robert H. McCormick
               Deputy Superintendent of Banks
               Foreign Banks Division


Gentlemen:

               Deutsche Bank AG is a banking corporation organized under the laws of the Federal Republic of Germany and has been licensed pursuant to
Article II of the New York Banking Law (the "Banking Law") to maintain a branch in the State of New York, which branch (the "Branch") is currently located at 31 West 52nd Street, New York, New York 10019. Deutsche Bank hereby notifies the Superintendent of Banks of the State of New York (the "Superintendent") of its intention to expand the Branch's fiduciary activities permissible under Section 201-b of the Banking Law to the fullest extent authorized by Sections 100, 100-a, 100-b and 100-c of the Banking Law (the "Fiduciary Sections")


I.    BACKGROUND

               On January 12, 1982, Deutsche Bank received from the Superintendent an authorization certificate to exercise, through and at the Branch, certain limited fiduciary powers that were then exercisable by foreign banking corporations under prior Section 201-b of the Banking Law.

               Thereafter, in anticipation of the repeal of the old Section 201-b and the adoption of the current Section 201-b that became effective on October 8, 1984, Mr. Edward P. Eustace of the New York State Banking Department notified New York State-licensed branches of foreign banks with fiduciary powers (including the Branch), in a letter dated July 31, 1984 (the "July 31, 1984 Letter"), that such branches were not required to submit a new application in the event that they decided to expand their fiduciary activities into those areas newly authorized by the Fiduciary Sections of the Banking Law. The July 31, 1984 Letter did require, however, that any New York State-licensed branch of a foreign bank with fiduciary powers notify the Superintendent and provide certain information described therein if such branch intends to expand the scope of its fiduciary activities beyond those previously authorized and into areas newly permitted by Section 201-b of the Banking Law.

               In reliance on the notification-in-lieu-of-application procedure provided for in the July 31, 1984 Letter, the Branch, in a letter dated November 5, 1984 to the Superintendent, requested authority under the new Section 201-b of the Banking Law to engage in the fiduciary activities permitted under Section 100(2) of the Banking Law, including the power to act as a corporate trustee. In that letter, the Branch undertook to notify the Superintendent if the Branch were to exercise fiduciary powers beyond those permitted under the above-mentioned authorization certificate granted on January 12, 1982 or under Section 100(2) of the Banking Law.

               The Branch now wishes to expand its authority to engage in fiduciary activities to the fullest extent permitted under the Fiduciary Sections of the Banking Law. Set forth below in Part II of this notification is the information relating to the proposed expanded fiduciary activates of the Branch required under the July 31, 1984 Letter.


II.   INFORMATION REQUIRED PURSUANT
      TO THE JULY 31, 1984 LETTER

      A.       TYPES OF FIDUCIARY ACTIVITIES
               TO BE UNDERTAKEN

               In addition to continuing to exercise its existing fiduciary powers pursuant to the authorization certificate granted by the Superintendent on January 12, 1982 and under Section 100(2) of the Banking Law, the Branch intends to perform all other fiduciary functions, and conduct all related activities, that may be performed and conducted by a New York State-chartered trust company pursuant to the Fiduciary Sections. Such functions and activities will include activities of a fiduciary, agency or custodial nature and related activities.

               The Branch intends, without limiting the generality of the preceding paragraph, that its services to be provided to individuals, pension funds, registered investment companies, and other clients will include the following:

     - acting as attorney-in-fact or agent of any person or corporation, foreign or domestic, for any lawful purpose, including engaging in asset management activities;

     - acting in the personal fiduciary capacities authorized by Sections 100(3), (4) and (5) of the Banking Law, including acting as trustee for INTER VIVOS and testamentary trusts and estates; and

     - securities lending in connection with the Branch's custodial and safekeeping services.

     B.   Qualifications Of Ohe Officers
          Of The Trust Department

          The fiduciary activities of the Branch will be conducted or supervised principally be Ms. Patricia B. Kelly, who will become a Vice President and Chief Fiduciary Officer of the Branch. Attached hereto as Exhibit A is a resume of Ms. Kelly, which describes her experience prior to joining the Branch and her qualifications relating to fiduciary activities. Confidential treatment of Exhibit A is hereby requested.

     C.   Organization Of Trust Department
          And Plans To Utilize Outside Services

          1.   ORGANIZATION OF THE TRUST DEPARTMENT

          Attached hereto as Exhibit B is an organizational chart depicting the management of the proposed trust department of the Branch.

          Deutsche Bank recognizes the importance of establishing and enforcing an internal audit and control system for conducting the Branch's fiduciary activities. In this regard, Deutsche Bank will develop, with the advice and assistance of its accountants, KPMG Peat Marwick, adequate internal control and auditing systems and procedures. It is the intention of Deutsche Bank to establish for the Branch's fiduciary activities internal control systems that effectively monitor daily transactions to ensure that they are conducted in accordance with the applicable federal and state laws and regulations and with appropriate managerial authorization. The internal control systems will comprise such elements as (i) proper separation of official responsibilities and duties; (ii) well-defined procedures for performance of tasks; and (iii) proper information channels between management and staff. The legal and internal audit staff of Deutsche Bank North America Holding Corp. will provide legal and internal audit functions for the Branch's fiduciary activities.

          2.   PLANS TO UTILIZE OUTSIDE SERVICES

          The Branch plans to utilize outside services to perform ministerial, administrative, accounting and recordkeeping tasks to conduct its fiduciary activities. It will also utilize the services of KPMG Peat Marwick, White & Case, and Deutsche Asset Management GmbH in an advisory capacity.


          The Branch wishes to commence immediately the fiduciary activities described above. It is the Branch's understanding that the submission of this notification to the Superintendent is sufficient to enable the Branch to commence exercising its expanded authority to engage in fiduciary activities to the fullest extent permitted under the Fiduciary Sections of the Banking Law. Notwithstanding the foregoing, however, the Branch, for its internal recordkeeping purposes, would appreciate receiving from you an acknowledgment of receipt of this notification.

          Please contact either of the undersigned or Kevin F. Barnard, Esq. of White & Case, counsel to Deutsche Bank in this matter, at (212) 819-8483 if you have any questions or need further information.

                              Very truly yours,

                              DEUTSCHE BANK A.G.
                              New York Branch



     /s/ Detlev Staecker                           /s/ Nathan S. Muller
     ------------------------                      ----------------------------
     Detlev Staecker                               Nathan S. Muller
     General Manager and                           Assistant Vice President and
     Executive Vice PResident                      Counsel

ATTACHMENTS

The Superintendent of Banks
  of the State of New York
New York State Banking Department
Two World Trade Center
New York, New York  10047

ATT.:  Foreign Banks Division
       Mr. Edward P. Eustace
       Deputy Superintendent of Banks


LEX-CF-AR/mr                                          8024     November 5, 1984


Gentlemen:

     We refer to your letter of July 31, 1984 in which you informed us that we are not required to submit a new application in case we decide to expand our trust activities. We have been asked to be the trustee for an industrial revenue bond issue for one of our customers. Therefore, it is necessary to expand our trust activities beyond our previously limited fiduciary powers into the area authorized by Section 100(2) of the New York Banking Law. This section would enable us to act as a corporate trustee in general. Should we exercise fiduciary powers beyond those permitted under our license granted January 12, 1982 and such Section 100(2), we will notify you thereof.

     The trust activities of Deutsche Bank AG New York Branch will henceforth be managed by our Legal Department. The head of the Legal Department is Mr. Charles R. Fewell, Jr., Vice President and Counsel of Deutsche Bank AG New York Branch. Mr. Fewell has had extensive experience representing, as counsel, corporate trustees such as Citibank, Chemical Bank and National Westminster Bank USA. He is fully familiar with the legal and administrative requirements of a corporate trustee. Please find enclosed a detailed resume of Mr. Fewell. We have no plans to utilize outside services in connection with our trust activities.

 .....Cont'd.                            -2-

     From your letter of July 31, 1984, we assume that we may begin exercising our expanded fiduciary powers described above unless you promptly notify us to the contrary. Because of the necessity of moving forward on this industrial revenue bond transaction described above, we would kindly ask you to give us this notice on or before November 9, 1984.

     Please do not hesitate to contact either of the undersigned if you have any questions or need further information.


                                        Very truly yours,

                                        Deutsche Bank AG
                                        New York Branch


     /s/                                /s/
     ------------------------           ------------------------
     H. von Natzmer                     D. Staecker
     Executive Vice President           Executive Vice President
     and General Manager                and General Manager


Enclosure

                            DEUTSCHE BANK AG
                            POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that DEUTSCHE BANK AG, a corporation duly incorporated under the laws of the Federal Republic of Germany, having its principal office and place of business at 10-14 Grosse Gallusstrasse, Frankfurt am Main, Federal Republic of Germany (hereinafter referred to as the "Corporation"):

            A. Pursuant to a resolution of its Board of Managing Directors duly adopted on February 6th, 1978, has nominated, constituted and appointed and by these presents does nominate, constitute and appoint ANY TWO OF THE FOLLOWING, ACTING JOINTLY except as hereinafter provided:

            1. The Executive Vice President and Manager of the office of the Corporation's New York Branch at 9 West 57th Street, New York; New York;

            2. The Senior Vice President and Manager of the office of said New York Branch;

            3.  The other officers of the office of said New York Branch;

            B. Confirms that any two Members of its Board of Managing Directors are authorized under the law of the Federal Republic of Germany acting jointly; and

         C. Confirms that any two Assistant General Managers of the Corporation (Generalvollmachtigte) are authorized under general power of attorney granted by the Corporation (Generalvollmacht);

whose specific identities and names shall be established and evidenced by certificates of an appropriate official of the Corporation, from time to time as such positions may be held by different persons, its true and lawful agents and attorneys-in-fact (hereinafter sometimes referred to as the "Managers"), generally to represent the New York Branch, located at 9 West 57th Street, New York, New York (herein sometimes called the "New York Branch" or the "Branch"), with broad authority to manage and conduct the business, property and affairs of the office of the New York Branch, and without limiting the generality of such powers, and by way of enumerating some of the powers which it is intended to repose in such Managers, so acting jointly, but not severally, to do and perform the following:

    1. To manage and control the funds and assets of the Branch and without limiting this general power, to invest and re-invest the same, to purchase, arrange for the purchase of or otherwise acquire, sell, arrange for the sale of, or otherwise dispose of, own, hold, exchange, transfer, deliver, pledge, or otherwise deal in and with bonds, stocks, bills of exchange, acceptances, notes and other securities or property including, but not limited to, all such securities and property at any time held or controlled by the Branch, either as collateral, in custody, or otherwise; to receive the delivery of any securities, or other property, and if conditionally released by any bank, or person, to execute trust receipts or security agreements therefore.

    2. To purchase, or otherwise acquire, sell or otherwise dispose of, own, hold, exchange, transfer, deliver, pledge, issue, accept or otherwise deal in and with the currency of or exchange on any country and spot and forward contracts therefor; to purchase, or otherwise acquire, sell or otherwise dispose of, own, hold, exchange, transfer, deliver, pledge, export, import, transship, store, or otherwise deal in and with, gold and silver coin or bullion and spot and forward contracts therefor; to receive money for transmission, or to transmit the same draft, check, letter payment, telegraph, radio, cable, telex or otherwise, in United States dollars or any other currency.

    3. To pay, or accept for payment at a future date or certify, checks, drafts, bills of exchange and any other instruments for the payment of money, whether expressed in United States dollars or in any other currency, negotiable or non-negotiable, drawn upon the Branch by its head office, branches, correspondents, customers, or others; and to issue letters of credit, including commercial or other letters of credit and travellers letters of credit, authorizing the holder thereof to draw drafts upon the Branch, its head office, branches or its correspondents at sight, on time or otherwise in United States dollars or in any other currency.

    4. To purchase, or otherwise acquire, own, hold, sell, endorse, negotiate, assign, transfer, exchange, deliver or otherwise dispose of, make, draw, sign, issue, open, accept, pay, renew, guarantee, discount, collect, transmit, protest, create a security interest, mortgage, pledge, hypothecate, and otherwise deal in and with, notes, drafts, bills of exchange or other evidences of debt, acceptances, letters of credit, including commercial or other letters of credit and travellers letters of credit, checks, orders for the payment of money, stocks, bonds, securities, bills of lading or other shipping documents, insurance policies, warehouse receipts, trust receipts, and other instruments, negotiable or non-negotiable, of every kind and description; to waive presentment, notice of non-payment and protest of any and all negotiable instruments.

    5. To open, maintain, adjust, settle and close any deposit account, foreign currency account, or other account, in the United States of America or any other country, for the deposit or collection of funds belonging to the Branch or to others, with any bank, and to make any agreements or ar-rangements and to issue any instruction relative to such accounts; to designate one or more depositaries for said accounts; to deposit such funds in said deposit accounts. All said funds shall be subject to withdrawal or charge at any time and from time to time, upon checks, notes, drafts, bills of exchange, acceptances, undertakings or other instruments or orders for the payment of money, when made, signed, drawn, accepted or endorsed by the Managers, or one of the Managers and a substitute designated by the management of the New York Branch in the manner specified in Paragraph 37. Each depository be and it hereby is authorized to pay, cash, certify, give credit for, accept, or purchase, the same, or make any such charge, without limit as to amount. Any and all endorsements for or on account of the Branch upon such checks, notes, drafts, bills of exchange, acceptances, undertakings and other instruments or orders for the payment of money, tendered for deposit or collection to any said bank, may be written or stamped endorsements of the Branch.

     6. To open, maintain, adjust, settle and close, custody, safekeeping, collection, or other accounts with any bank, trust company, or corporation in the United States of America or any other country; to deliver to, transfer to, and deposit with any such bank, trust company, or corporation for custody and safekeeping, and to withdraw, any securities or other property belonging to the Branch, its customers or others and to execute, any agreements or other instruments and instructions relative thereto or relative to any custody or safekeeping account or the securities and property therein; to have securities of the Corporation, its customers or others, placed or registered in the name of the depositary's nominee. The Managers may authorize each such bank, trust company, or corporation to receive and hold in any such custody or safekeeping account, as depositary, and to sell or arrange for the sale of, or otherwise dispose of, checks, notes, drafts, bills of exchange, acceptances, or other instruments for the payment of money, negotiable or non-negotiable, stocks, bonds, coupons and other securities and funds not subject to check, to collect all interest, dividends and other income which may become due and to credit the same to any account of the Corporation, to receive the proceeds from the sale of securities, redemption of bonds or other principal cash items for credit to the account of the Corporation; to exchange securities in temporary form for definitive securities; to surrender securities matured or called for redemption upon receiving proper payment therefor for the account of the Corporation; to execute on behalf of the Corporation all necessary ownership certificates or other instruments that may be required under any income tax or other laws or regulations of any Government now or hereafter in effect; to sign, or cause to be signed from time to time, any proxies received with notices of meetings or otherwise, covering shares of stock held from time to time for the account of the Corporation in the name of a nominee, with respect to all stockholders meetings, regular or special.

     7. To hire deposit boxes, safes or other space in any vault of any safe deposit company, bank or corporation, or in any warehouse or other premises, subject to the terms, conditions, rules and regulations of any such safe deposit company, bank or corporation, warehouse or owner of any other premises, and to execute any and all agreements and instruments required therefor.

     8. To borrow money, obtain advances, to obtain credit by means of letters of credit or otherwise, and to borrow securities, upon such terms and conditions as may be agreed upon between the Managers and the lender, and to execute any and all notes, collateral notes, undertakings, contracts, or other instruments binding the Branch to the repayment thereof; and as security for any obligations of the Branch to create a security interest in, mortgage, pledge, hypothecate, entrust or deposit any and all bonds, stocks, securities, bills of exchange, bills of receivable, accounts, notes, drafts, checks, bills of lading and other shipping documents, insurance policies, warehouse receipts, other instruments, and other property and assets owned or held by the Corporation or in which the Corporation may have an interest; and to execute deeds, conveyances, mortgages, bills of sale, conditional bills of sale, security agreements, assignments, transfers, or other instruments of assignment or transfer.

     9. To make, or participate in, loans in dollars or in any other currency, or establish, create, and issue mercantile or other credits in favor of, or to lend the credit of the Corporation by guaranty, endorsement or in any other manner, to, or for the accommodation or benefit of, any bank, person or Government, upon open account or upon real or personal security or otherwise, and as evidence of such debts to accept notes, collateral notes, acceptances, bills of exchange, bonds, undertakings, instruments of guaranty, agreements or other documents and as collateral security therefor to accept securities, mortgages, pledges, security agreements, trust receipts, warehouse receipts, bill of lading, insurance policies, chattel mortgages or other instruments conveying and transferring title to, or granting a lien upon or security interest in, or pertaining to, any and all goods, wares and merchandise and securities or other property, real or personal, tangible or intangible, including but not limited to any such property, imported, exported, purchased, or dealt with under, or in connection with, such loans or credit, and also to accept any such property in kind; to enter into agreements with other lenders as to relative priorities in any such security; and to subordinate any such loan to any loan made or to be made by another lender to the same borrower.

     10. To the extent permitted by law, to accept, receive, maintain and manage deposits and safekeeping of custody accounts, or other accounts, from any person or Government.

     11. To receive personal property, both tangible and intangible, of every kind and description for safekeeping, according to such regulations as the Managers may prescribe.

          12. To receive goods, wares and merchandise, which may be shipped to or consigned to the Corporation by or for the account of customers or others or for its own account, or in which the Corporation may be interested, and to sell, assign, transfer or otherwise dispose of, or deal with the same, or any part thereof; to transport, store or warehouse the same or any part thereof in the name of the Corporation or otherwise. To do and perform any act or thing necessary or proper, in order to obtain clearance through customs of goods, wares and merchandise, or other property for the account of the Corporation or its customers or others including but not limited to the following: to make customs entries; to pay customs duties; to challenge and contest any duty or tax; to make delivery or other disposition of such property; to obtain proper dutiable valuation and proper tariff classification for any such property; to settle and determine all claims, disputes and matters; and to execute bonds, reports and other instruments in connection with the foregoing matters.

          13. To act as fiscal agent, financial representative or depositary for any Government, corporation or person, or under or with respect to any issue of stock, bonds, or other securities, and in such capacity, or otherwise, to receive and disburse money, currency and gold and silver, either coin or bullion; to collect, transmit, pay, distribute and otherwise deal with interest, coupons, dividends, other income, moneys, stocks, bonds and other securities and property; to transfer, register, and countersign certificates of stock, bonds and other securities; to underwrite, or participate in any underwriting with respect to, any issue of bonds, stocks or other securities, for the account of the Corporation or its customers or others; to act as attorney-in-fact or agent for any person for any lawful purpose.

          14. To the extent permitted by law, (a) to act as the fiscal or transfer agent of the Federal Republic of Germany or of any subdivision, department, municipality, agency or instrumentality thereof, or of any corporation organized under the laws of the Federal Republic of Germany or which is doing business in the Federal Republic of Germany or whose principal business activity consists of investments in the Federal Republic of Germany, provided such corporation shall have filed with the New York Branch evidence satisfactory to the Branch that it is so organized, is doing such business, or has such principal business activity, as the case may be; and in such capapcity to receive and disburse money, to transfer, register and countersign certificates of stock, bonds, or other evidences of indebtedness or other securities, and to act as attorney-in-fact or agent of any of the foregoing entities, for any lawful purpose; (b) to act as trustee under any notes, bonds, debentures or other evidences of indebtedness issued or guaranteed by the Federal Republic of Germany or by any subdivision, department, municipality, agency, or instrumentality thereof, or issued by any corporation organized under the laws of the Federal Republic of Germany or which is doing business in the Federal Republic of Germany or whose principal business activity consists of investments in the Federal Republic of Germany; provided such corporation shall have filed with the New York Branch evidence satisfactory to the Branch that it is so organized, is doing such business, or has such principal business activity, as the case may be; (c) to take, accept and execute any and all such trusts, duties and powers of whatever nature or description as may be conferred upon or entrusted or committed to the New York Branch (by grant, assignment, transfer or otherwise), by the Federal Republic of Germany or by any subdivision, department, municipality, agency or instrumentality thereof, or by any corporation organized under the laws of the Federal Republic of Germany or which is doing business in the Federal Republic of Germany or whose principal business activity consists of investments in the Federal Republic of Germany, or by any charitable or religious organization organized under the laws of the Federal Republic of Germany, or which is engaged in a substantial activity in the Federal Republic of Germany, provided such corporation or charitable or religious organization shall have filed with the New York Branch evidence satisfactory to the Branch that is is so organized, is doing such business, has such principal business activity, or is so engaged, as the case may be, and to receive, take, manage, hold and dispose of according to the terms of such trust, duty or power, any property or estate, real or personal, which may be the subject of any such trust, duty or power; provided, however, that the New York Branch shall not have or exercise any right or power to make any contract, or to accept or execute any trust whatever, which it would not be lawful for any individual to make, accept or execute; and (d) without limiting the generality of the foregoing, to exercise any and all fiduciary powers which the New York Branch may now or hereafter be entitled to exercise under Section 201-b of the Banking Law of the State of New York as the same may be amended from time to time.

          15. To place or effect insurance of any kind upon any property or assets of the Corporation or of its customers or others including but not limited to fire, compensation, fidelity, theft, credit, liability, and public liability; to obtain binders for, contract for, renew, cancel or make other disposition of, such insurance; in connection therewith and in case of loss, to execute proofs of loss, statements, affidavits, agreements or other documents, and to collect, receive and acquit for any such insurance, or any sums which may be due the Corporation, its customers or others in connection therewith.

          16. To purchase or otherwise acquire, own, hold, manage, alter, remodel, repair, lease, rent, and make loans upon, real estate, both improved and unimproved, and wheresoever located, or any interest therein, and to construct, erect, build, alter, improve, demolish buildings, and structures of every kind, in the transaction of the business of the Branch.

          17. To act as agents or attorneys-in-fact to any customers of the Branch or others, either in the name of the Corporation or in the name of a nominee, in any transaction in which such customers or others may be interested, and for any purpose for which the Managers might act under this Power of Attorney in any transaction on behalf of the Corporation.

          18. To retain attorneys; to appoint, engage, employ, make contracts with, manage, and control such sub-managers, agents and sub-agents, assistants, cashiers, accountants, tellers, clerks, representatives, and other employees in any agency, branch or other office of the New York Branch, as the said Managers may deem necessary or advisable. Without limiting the foregoing general powers, to fix their terms, conditions and agreements of retainer or employment and salaries or other compensation; to prescribe their duties, to terminate their employment, and to dismiss or to suspend any of them, upon such grounds as the said Managers may deem sufficient in the best interests of the Corporation; to fill vacancies and to increase or decrease the number of all such employees; to assemble and maintain an adequate and proper staff; to establish, alter or amend rules and regulations for the control of such staff, agents and employees; and to make contracts with the New York Branch's nominee or nominees.

          19. To execute such leases, extensions and renewals of leases, options, service contracts and such other instruments as may be necessary or proper in the establishment and maintenance of offices for the Corporation in the City of New York and elsewhere; to purchase, acquire, sell, exchange or otherwise dispose of such furniture, fixtures, supplies and other personal property as may be necessary or convenient in connection with the business of the New York Branch, or any other office maintained by the Corporation.

          20. To execute any and all instruments which may be required by the Federal Reserve Bank of New York or any other Federal Reserve Bank, in connection with the sale to or purchase by any such Federal Reserve Bank, of any acceptances, bills of exchange, other commercial paper or other instruments, negotiable or non-negotiable, made, executed, issued, accepted, endorsed, negotiated, assigned or delivered by the Corporation or any agency or branch thereof.

          21. To ask, demand, sue for, recover, receive and give acquittances for any and all moneys, debts and demands, bonds, stocks, securities and other property due or payable to, or deliverable to the Corporation or which may hereafter become due, or payable or deliverable to the Corporation, or to which the Corporation may have the right of immediate possession, either as principal, interest, dividends or otherwise, and from any person or Government; to compromise, adjust, settle, compound or otherwise dispose of all claims, demands, disputes and controversies; to execute any composition agreement or other debtor or creditor agreement or to make any arrangement with debtors; to refer any dispute, controversy or matter to arbitration and to appoint or consent to the appointment of arbitrators or an umpire, either before or subsequent to the commencement of legal proceedings; without limiting to any extent the various rights and remedies which are or might be available to the Corporation, to accept, take possession of, hold or store any goods, wares or merchandise, or other personal property whether belonging to the Corporation or held by the Corporation as security or in trust, or held by any bank or person as security or in trust or for the account of the Corporation, or otherwise, and to hold, manage, sell, assign, transfer, lease, create a security interest in, mortgage, pledge or otherwise deal with the same, or any part thereof.

          22. To commence, prosecute, enforce, appear in, intervene in, accept service of process in, defend, settle, adjust, compromise or discontinue any action, suit, proceeding or litigation at law or in equity, in any court, or before any Government; to apply for or consent to the appointment, removal or substitution of any Receiver, Trustee, Referee, Master or Arbitrator.

          23. To appear in and participate in any bankruptcy, insolvency, arrangement, reorganization, equity or receivership or other similar proceeding or suit, or in any matter relating to the assets, estate or effects, or the winding up of the affairs of, any person, indebted to the Corporation or its customers; to execute proofs of claim and powers of attorney; to attend and participate in any and all meetings of creditors, either prior to the commencement of or in connection with any such proceeding or suit; to vote in respect of any claim or other matter at any such meeting; to appoint proxies; to withdraw, compromise, settle, satisfy and deal with any claim; to execute petitions in bankruptcy or applications for the appointment of receivers in any court and under insolvency, bankruptcy, reorganization or other laws; and to execute any and all other petitions, answers, proofs of claim, pleadings or other papers which may be necessary or proper.

     24. To attend and vote at, or to appoint proxies or other representatives to attend or vote at, any and all meetings of stockholders, bondholders, creditors, noteholders, holders of any other securities or obligations, or of committees representing any class or kind of securities or property.

     25. To execute applications, affidavits, petitions and other instruments, in order to obtain licenses, permits, franchises and rights from the Government of the United States of America, the several States, territories and dependencies thereof, the District of Columbia, or any other Government, with reference to importing, exporting, selling, exchanging, storing, transshipping, trucking, moving and otherwise dealing in and with gold and silver, either coin or bullion, and with reference to the performance of any act or thing or the exercise of any power granted by this Power of Attorney.

     26. To execute all such tax returns, information returns, schedules, affidavits, waivers, petitions, applications for refunds, and other instruments and documents as may be required by or permitted under any tax law, income tax law or other law, rule, regulation or requirement of any Government.

     27. To execute, and file with the Superintendent of Banks of the State of New York, any Federal Reserve Bank, or any Government all applications, certificates, designations, financial statements, powers of attorney and other instruments, or renewals or substitutions thereof which may be necessary or proper in order to enable the Corporation to establish an agency, branch or other office in any other city in the United States, or elsewhere, or which may be necessary or proper in order to enable the Corporation to transact its business and manage and control its assets, business and affairs in connection with the New York Branch or any other agency, branch or office which is or may be established as aforesaid; to execute, deliver, file and amend any deposit agreements and other agreements and instruments which may be necessary or proper in order to enable the Corporation to comply with any legal requirements for the maintenance of assets or reserves in connection with the New York Branch and any other agency, branch or office which is or may be established as aforesaid; and to execute, and file with the Superintendent of Banks of the State of New York, a certificate of designation, specifying the name and address of the officer, agent or other person to whom the Superintendent of Banks shall forward any process served upon the Superintendent of Banks in any action or proceeding against the Corporation on a cause of action arising out of a transaction with the New York Branch; and to execute, acknowledge and file with the Superintendent of Banks of the State of New York an application or applications (and renewals or substitutions thereof) for a certificate or certificates of authorization to exercise the fiduciary powers specified in Section 201-b of the New York Banking Law at any or all of the Corporation's authorized branches in the State of New York and in connection therewith from time to time to take any and all proceedings and to make, execute, acknowledge, deliver and file any and all agreements, certificates, financial statements, affidavits, powers of attorney, and other documents, instruments or papers, and to take or cause to be taken any and all further action, which may be necessary or proper in order to enable any or all of the Corporation's said branches to exercise, or to obtain a certificate of authorization to exercise, said fiduciary powers.

     28. Specifically, to sell and assign any and all bonds or obligations of any description of the United States (or other obligor of any sort) now or hereafter registered in the name of the Corporation on the books of the Treasury Department (or on the books of any obligor of any sort, or any registrar or agent) or which may now or hereafter be assigned to the Corporation; to exchange registered bonds, or obligations of any description of the United States (or other obligor of any sort) for coupon bonds or obligations, and to exchange any such coupon bonds or obligations for registered bonds or obligations.

     29. To designate on any endorsement or separate power in which the Corporation or any branch, agency or office thereof is appointed attorney to transfer shares of stock or other registered securities on the books of any such association, company, or corporation, a substitute or substitutes (with like power of substitution) to make such transfer.

     30. To guarantee the signature or signatures of any person, firm or corporation, including, without in any way limiting the generality of the foregoing, the signature of any officers of this Corporation, being known as Deutsche Bank AG located outside the State of New York, on any shares of stock or other registered securities or on any power of attorney executed to secure the transfer of same, and, further, to guarantee the correctness or authenticity of any instruments or other documents or copies thereof required in connection with the transfer of any stock or registered securities; and such guarantee by the New York Branch shall constitute a guarantee not only of the genuineness of the signatures of the persons signing for the Corporation's officers, but also the guarantee of their authority to endorse or assign shares of stock in question; and such guarantee by the New York Branch is, under all circumstances, to be considered as an unqualified guarantee of the validity and propriety of each transfer even though the person or persons so assigning the stock on behalf of the Corporation may no longer be with the Corporation, or their signatures do not appear in the most recent specimen signature book or in any other specimen signature book on file with the respective transfer agents. This authority, given to the New York Branch, shall continue in full force and effect and be binding on the Corporation until such time as notice has been given in writing of its revocation.

     31. To endorse or guarantee any or all assignments or powers of attorney for the transfer of any shares of stock or other registered securities executed by any person, firm or corporation whatsoever.

     32. To do and perform any and all of the foregoing acts and things and to exercise the broad general powers herein granted as well as the specific powers mentioned in this instrument within and throughout the State of New York, the District of Columbia and the several states, territories, and dependencies of the United States of America and within any other country except as herein otherwise stated, provided only that the same be not inconsistent with the laws, statutes, ordinances, rules and regulations of any Government having valid jurisdiction in the premises.

     33. To transact, generally, any and all business on behalf of the Branch, with full power and authority to do and perform all acts and things incidental to the exercise of, or requisite, necessary or proper to be done under and by virtue of the general powers hereby granted as well as the specific powers herein enumerated, and in and about the premises; to organize and cause to be organized subsidiary corporations or other corporations; to act as directors on the Board of Directors of any corporation.

     34. To do and perform any and all of the acts and things, and to exercise all of the powers herein granted, to the extent that the same shall be in accordance with the laws; rules or regulations of the Government under whose jurisdiction the same are performed or exercised; should the performance of any act or thing or the exercise of any power herein granted, be determined to be illegal or contrary to the laws, rules and regulations of any such Government, as aforesaid, by any Court of competent jurisdiction, or pursuant to the opinion of counsel, or otherwise, it is the intention of the Corporation that this Power of Attorney and all the powers herein granted, nevertheless, shall be and continue at all times in full force and effect as to all acts, things and powers the performance and exercise of which shall not have been held or determined, specifically, as aforesaid to be illegal or violative of such laws, rules and regulations.

     35. In the interpretation and construction of this Power of Attorney, the several terms hereinafter mentioned shall be defined to include the meanings indicated, but these definitions shall not be deemed to limit in any way the broader definitions or meanings that would otherwise be given to them in law. The term "bank" shall be defined to include any government bank, central bank, correspondent bank, agency bank, branch bank, private bankers, banking partnership or firm, or any other banking or financial organization or institution, public or private. The term "person" shall be defined to include any individual, firm, partnership, corporation, public or private, or association, and also any Government bank as herein defined. The term "execute" or "make" shall be defined to include, make, draw, sign, swear to, verify, acknowledge, certify, deliver, deposit, send, file and record. The term "Government" shall be defined to include any nation, country, principality, state, province, county, dependency, territory, mandate, city, municipality, as well as the Government thereof, de jure or de facto, and also any foreign ministry, ministry of finance, department, bureau, board, administrative authority, court, tribunal, any judicial or semi-judicial body or authority, commission, sub-division, agency, representative, corporate subsidiary or affiliate, or officer thereof.

     36. The Corporation for itself, its successors and assigns does hereby ratify, confirm and approve all acts and transactions which the Members of the Board of Managing Directors,

Assistant General Managers of the Corporation, General Manager and Managers shall do or cause to be done by virtue of this Power of Attorney. All acts and transactions of the Members of the Board of Managing Directors, Assistant General Managers of the Corporation, General Manager and Managers shall, notwithstanding any prior revocation of this Power of Attorney or the revocation of the appointment of any Members of the Board of Managing Directors, Assistant General Managers of the Corporation, General Manager or Managers thereunder, be valid, effectual and binding upon the Corporation, unless notice in writing of such revocation of this Power of Attorney as to any Members of the Board of Managing Directors, Assistant General Managers of the Corporation, General Manager or Managers shall have been previously delivered to the bank, corporation or person to whom a copy of this Power of Attorney shall have been delivered.

          37. Instead of two of the Managers acting jointly, any one officer or employee of the New York Branch who shall be specifically designated so to do by the management of the New York Branch, which management is hereby authorized to so designate from time to time, may act singly in instances where the office of DEUTSCHE BANK AG, New York Branch, has occasion to

          (a) guarantee the endorsement of any person in whose name a share certificate or other corporate security stands;

          (b) sign a power of substitution in connection with the transfer of any share certificate or other corporate security;

          (c) guarantee the signature of any of its nominee partnerships or the nominee partnership of Deutsche Bank AG; or

          (d) certify that a transfer of a corporate security (e.g., a stock certificate or a bond) from any name into any other name, does not effectuate a change of ownership.

          38. Instead of two of the Managers acting jointly, any one officer or employee who shall be specifically designated to do so by the management of the New York Branch acting singly may sign:

          (a) Debit and credit advices involving amounts not in excess of $5,000 in connection with the routine operation of deposit accounts of any depositor (including without limitation correspondent banks and branches, agencies, offices and affiliates of the Corporation);

          (b) Advices accompanying clean drafts or checks sent for collection to domestic or foreign banks; advices accompanying checks bearing two signatures, mailed in settlement of collection items;

          (c) Debit and credit advices addressed to any branch, agency or office of the Corporation, confirming the purchase or redemption of finance company commercial paper or bankers' acceptances; and

          (d) Form letters in connection with the routine operations of the New York Branch (but which in no event involve any liability or engagement on the part of the Corporation or authorize payments or transfers of funds or purchase or delivery of securities or other property).

          The New York Branch may be operated, and any paper or document may be executed pursuant hereto, in the name of the Corporation with the addition of the words "New York Branch".

          IN WITNESS WHEREOF, DEUTSCHE BANK AG has caused this Power of Attorney to be executed by Dr. Wilfried Guth and Dr. Alfred Herrheusen, Members of its Board of Managing Directors, they being thereunto duly authorized in accordance with a resolution of the Board of Managing Directors, this 6th day of February, 1978.

                                       DEUTSCHE BANK AG


                                       By /s/ DR. WILFRIED GUTH
                                          -------------------------------
                                          Dr. Wilfried Guth
                                          Member of Board of Managing
                                            Directors

Dated: 6th of February 1978            By /s/ DR. ALFRED HERRHEUSEN
                                          -------------------------------
                                          Dr. Alfred Herrheusen
                                          Member of Board of Managing
                                            Directors

                             ACKNOWLEDGEMENT



FEDERAL REPUBLIC OF GERMANY    )
LAND HESSE                     )
CITY OF FRANKFURT AM MAIN      )         ss.:
CONSULATE GENERAL OF THE       )
UNITED STATES OF AMERICA       )


     On this 9th day of February, 1978, before me personally came Dr. Alfred Herrhausen, who, being by me duly sworn, deposes and says that he resides at Solingen/Germany; that he is a Member of the Board of Managing Directors of Deutsche Bank AG, the corporation described in and which executed the foregoing Power of Attorney; that said corporation has no corporate seal; and that he signed his name to said Power of Attorney in accordance with a resolution of the Board of Managing Directors of said corporation.

                                              /s/ J. Peter Becker
                                    ---------------------------------------
                                                J. Peter Becker
                                    Counsul of the United States of America
                                        duly commissioned and qualified


         (SEAL)

                             ACKNOWLEDGEMENT



FEDERAL REPUBLIC OF GERMANY    )
LAND HESSE                     )
CITY OF FRANKFURT AM MAIN      )         ss.:
CONSULATE GENERAL OF THE       )
UNITED STATES OF AMERICA       )


     On this 6th day of February, 1978, before me personally came Dr. Wilfried Guth, who, being by me duly sworn, deposes and says that he resides at Konigstein/Germany; that he is a Member of the Board of Managing Directors of Deutsche Bank AG, the corporation described in and which executed the foregoing Power of Attorney; that said corporation has no corporate seal; and that he signed his name to said Power of Attorney in accordance with a resolution of the Board of Managing Directors of said corporation.

                                              /s/ J. Peter Becker
                                    ---------------------------------------
                                                J. Peter Becker
                                    Counsul of the United States of America
                                        duly commissioned and qualified


         (SEAL)

Exhibit 6

The consent of United States institutional trustees required by Section 321(b) of the Act.

                     THE CONSENT OF THE TRUSTEE REQUIRED
                        BY SECTION 321(b) OF THE ACT

                              October 27, 1997



Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In connection with the qualification of an indenture between Wind River Systems, Inc. and Deutsche Bank AG, New York Branch, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                       Very truly yours,

                                       Deutsche Bank AG, New York Branch



                                       By:   /s/ George H. Gregor
                                           _______________________________
                                       Name: George H. Gregor



                                       By:   /s/ Peter C. Olsen
                                           _______________________________
                                       Name: Peter C. Olsen

Exhibit 7

A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                                           Approval of the FFIEC expires December 31, 1999.
REPORT OF ASSETS AND LIABILITIES OF U.S. BRANCHES
AND AGENCIES OF  FOREIGN BANKS.                            This report is required by law (12 U.S.C. 3105(b)(2);
                                                           12 U.S.C. 1617(a)(1) and (3); and 12 U.S.C. 3102(b)1.


at close of business on June 30, 1997                      Instruction ID: B365057000
                        --------------                                     ----------

Please read carefully "Instructions for Preparation of the Report of Assets and Liabilities of U.S. Branches and Agencies of
Foreign Banks" and instructions for preparation of the supplement "Report of Assets and Liabilities of a Non-U.S. Branch that is
Managed or Controlled by a U.S. Branch or Agency of a Foreign (Non--U.S.) Bank."

Please indicate legal status:      Branch                       NOTE:
                              ----------------                  -----
                                                                This report must be signed by an authorized officer and
Indicate FDIC insurance Status (Y/N):    N                      attested by the senior executive officer.
                                      --------

If this report consolidates the statements for multiple
branches or agencies of a foreign bank, indicate the number     I, DANIEL C. SELENDORIO
of branches or agencies included in this report:                   --------------------------------------------------------------
                                                 -----------       Name of Officer Authorized to Sign Report

DEUTSCHE BANK AG - NEW YORK BRANCH                              VICE PRESIDENT
------------------------------------------------------------    -----------------------------------------------------------------
Legal Title                                                     Title of Officer Authorized to Sign Report

31 WEST 52ND STREET                                             of the branch or agency specified do hereby declare that this Report
------------------------------------------------------------    of Assets and Liabilities including the supporting schedules and
Street Address                                                  supplement have been prepared in conformance with the instructions issued by the Federal Financial Institutions Examination Council
NEW YORK                       NEW YORK                         [ILLEGIBLE] to the best of my knowledge and belief.
------------------------------------------------------------
City                           County

NY                             10019                                       /s/ DANIEL SELENDORIO
------------------------------------------------------------    -----------------------------------------------------------------
State                          Zip Code                         Signature of Officer Authorized to Sign Report


                                                                I, GARY T. HANDEL
------------------------------------------------------------       --------------------------------------------------------------
Legal Title                                                        Name of Senior Executive Officer


                                                                MANAGING DIRECTOR
------------------------------------------------------------    -----------------------------------------------------------------
Street Address                                                  Title of Senior Executive Officer

                                                                attest the correctness of this Report of Assets and Liabilities
----------------------------   -----------------------------    (including the supporting schedules and supplement) and declare
City                           County                           that it has been examined by us, and to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Federal Financial Institutions Examination Council
                                                                and [ILLEGIBLE] [ILLEGIBLE].

----------------------------   -----------------------------    -----------------------------------------------------------------
State                          Zip Code


------------------------------------------------------------
Legal Title

                                                                             /s/ GARY T. HANDEL
------------------------------------------------------------    -----------------------------------------------------------------
Street Address                                                  Signature of Senior Executive Officer


----------------------------   -----------------------------
City                           County


----------------------------   -----------------------------    Public reporting burden associated with the FFIEC 002 and FFIEC
State                          Zip Code                         002S is estimated to average 22.75 hours per response and 6.0 hours, respectively, including time to gather and maintain date in the required form and to review instructions and complete the
DEUTSCHE BANK, AG                                               information collection. A federal agency may not conduct or sponsor,
------------------------------------------------------------    and an organization (or a person) is not required to respond to a
Legal Title of Foreign Bank Parent                              collection of information, unless it displays a currently valid OMB control number. Comments regarding this burden estimate or any other
FRANKFURT                      GERMANY                          aspect of this information collection, including suggestions for
----------------------------   -----------------------------    reducing the burden, may be sent to Secretary, Board of Governors of
City                           Country                          the Federal Reserve System, Washington, D.C. 20551 and to Office of
                                                                Information and Regulatory Affairs, Office of Management and Budget,
BOBBY CHATTERJEE - ASSOCIATE                                    Washington, D.C. 20503.
------------------------------------------------------------
Person to be contacted concerning this report

(212) 469-8422
------------------------------------------------------------
Telephone Number (including area code and extension)

Return original and 2 copies to the Federal Reserve Bank in whose district the branch or agency is located. FDIC-insured branches should file one copy with the appropriate FDIC Regional Office (Supervision).

REPORT OF ASSETS AND LIABILITIES OF

DEUTSCHE BANK AG - NEW YORK BRANCH
----------------------------------
Legal Title of Branch or Agency

at the close of business on JUNE 30, 1997
                            -------------

SCHEDULE RAL - ASSETS AND LIABILITIES

All schedules are to be reported in thousands of U.S. dollars. Unless otherwise indicated, report the amount outstanding as of the last calendar day of the quarter.



                                                                       (COLUMN A)           (COLUMN B)
                                                                    TOTAL REPORTING
                                                                    BRANCH OR AGENCY
ASSETS                              DOLLAR AMOUNTS IN THOUSANDS     INCLUDING ITS IBF        IBF ONLY
---------------------------------------------------------------     -----------------     --------------

1. Claims on Nonrelated Parties:
   (Excludes all claims on related depository institutions
   but includes claims on related nondepository institutions.
   See instructions for coverage and treatment of "nonrelated"
   and "related" institutions.)
                                                                    RDFC                 RCFN
   a. Cash and balances due from depository institutions            ----                 ----
      (from Schedule A, Item 6) . . . . . . . . . . . . . . . . . . 0010. .   315,582    0010. .      0      1.a.
                                                                           ----------           -------
   b. U.S. Government Securities:
      (1) U.S. Treasury securities. . . . . . . . . . . . . . . . . 0260. .   711,869                        1.b.(1)
                                                                           ----------
      (2) U.S. Government agency and corporation obligations. . . . 0371. . 2,083,972                        1.b.(2)
                                                                           ----------
   c. Other bonds, notes, debentures, and corporate stock
      (including state and local securities):
      (1) Securities of foreign governments and official
          institutions. . . . . . . . . . . . . . . . . . . . . . . A003. .   566,364   A003. .      0       1.c.(1)
                                                                           ----------          -------
      (2) All Other . . . . . . . . . . . . . . . . . . . . . . . . A004. .    11,531   A004. .      0       1.c.(2)
                                                                           ----------          -------
   d. Federal Funds sold and securities purchased under
      agreements to resell:
      (1) With U.S. branches and agencies of other foreign banks. . 1631. .   215,000   1631. .      0       1.d.(1)
                                                                           ----------          -------
      (2) With other commercial banks in the U.S. . . . . . . . . . 1632. .         0   1632. .      0       1.d.(2)
                                                                           ----------          -------
      (3) With others . . . . . . . . . . . . . . . . . . . . . . . 1390. . 2,056,061   1390. .      0       1.d.(3)
                                                                           ----------          -------
   e. Loans and leases, net of unearned income (from Schedule C,
      item 11). . . . . . . . . . . . . . . . . . . . . . . . . . . 2122. . 6,105,628   2122. .463,357       1.e.
                                                                           ----------          -------
   f. Trading Assets. . . . . . . . . . . . . . . . . . . . . . . . 3545. . 2,612,328   3545. .      0       1.f.
                                                                           ----------          -------
   g. Customers' liablility to this branch or agency on
      acceptances outstanding:
      (1) U.S. addressees (domicile). . . . . . . . . . . . . . . . 2156. .   163,000                        1.g.(1)
                                                                           ----------
      (2) Non-U.S. addressees (domicile). . . . . . . . . . . . . . 2157. .   115,258                        1.g.(2)
                                                                           ----------
   h. Other assets including other claims on nonrelated parties . . 2151. . 2,148,786   2151. . 10,944       1.h.
                                                                           ----------          -------
   i. Total claims on nonrelated parties
      (sum of items 1.a through 1.h)  . . . . . . . . . . . . . . . 2171. .17,105,379   2171. .474,301       1.i.
                                                                           ----------          -------
2. Net Due from Related Depository institutions:
   a. For the reporting branch or agency including its IBF: Net due from head office and other related depository
      institutions (item 4.g minus item 1.i. of Column A if
      item 4.g is greater that 1.i; otherwise enter -0-). . . . . . 2154. . 9,793,751                        2.a.
                                                                           ----------
   b. For the IBF of the reporting branch or agency: Net due from establishing entity, head office and other related
      depository institutions (item 4.g minus item 1.i of
      Column 8 if item 4.g is greater than item 1.i; otherwise
      enter -0-). . . . . . . . . . . . . . . . . . . . . . . . . .                      2154. .411,733      2.b.
                                                                                                -------
3. Total Assets (for Column A, sum of items 1.i and 2.a;
   for Column 8, sum of items 1.i and 2.b). . . . . . . . . . . . . 2170. .26,899,130    2170. .886,034      3.
                                                                           ----------           -------


                                                                         (COLUMN A)           (COLUMN B)
                                                                      TOTAL REPORTING
                                                                      BRANCH OR AGENCY
LIABILITIES                         DOLLAR AMOUNTS IN THOUSANDS       INCLUDING ITS IBF        IBF ONLY
---------------------------------------------------------------       -----------------     --------------

4. Liabilities to nonrelated parties:
   (Excludes all liabilities to related depository institutions but includes all liabilities to related nondepository
   institutions. See instructions for coverage and treatment of
   "nonrelated" and "related" institutions.)
                                                                      RCFD                  RCFN
   a. Total deposits and credit balances (from Schedule C,            ----                  ----
      item 7) . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2205. . 17,186,155    2205. . 329,971      4.a.
                                                                              ----------            -------
   b. Federal funds purchased and securities sold under
      agreements to repurchase:
      (1) With U.S. branches and agencies of other foreign banks. . . 2317. .    556,000    2317. . 200,000      4.b.(1)
                                                                              ----------            -------
      (2) With other commercial banks in the U.S. . . . . . . . . . . 2318. .    328,094    2318. .       0      4.b.(2)
                                                                              ----------            -------
      (3) With others . . . . . . . . . . . . . . . . . . . . . . . . 2820. .  1,939,644    2820. . 339,000      4.b.(3)
                                                                              ----------            -------
   c. Other borrowed money (from Schedule P, item 4). . . . . . . . . 3190. .    171,302    3190. .  15,000      4.c.
                                                                              ----------            -------
   d. Branch or agency liabliltiy on acceptances executed and
      outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . 2920. .    288,430                         4.d.
                                                                              ----------
   e. Trading liabilities . . . . . . . . . . . . . . . . . . . . . . 3548. .  4,359,929    3548. .       0      4.e.
                                                                              ----------            -------
   f. Other liabilities to nonrelated parties . . . . . . . . . . . . 2916. .  1,769,576    2916. .   2,063      4.f.
                                                                              ----------            -------
   g. Total liabilities to nonrelated (sum of items 4.a through 4.f). 2927. . 26,899,130    2927. . 886,034      4.g.
                                                                              ----------            -------
5. Net due to related depository institutions;
   a. For the reporting branch or agency including its IBF: Net due to head office and other related depository institutions
      (item 1.i minus 4.g of Column A if item 1.i. is greater than
      4.g.; otherwise enter -0-). . . . . . . . . . . . . . . . . . . 2944. .          0                         5.a.
                                                                              ----------
   b. For the IBF of the reporting branch or agency:
      Net due to establishing entity, head office and other related depository institutions (item 1.i. minus item 4.g of Column B
      if item 1.i. is greater than item 4.g.; otherwise enter -0-). .                       2944. .       0      5.b.
                                                                                                    -------
6. Total liabilities (for Column A, sum of item 4.g. and 5.a;
   for Column B, sum of item 4.g. and 5.b.) . . . . . . . . . . . . . 2950. . 26,899,130    2950. . 866,034      6.
                                                                              ----------            -------



MEMORANDA
---------------------------------------------------------------       -----------------     ---------------
1.  Fair value of held-to-maturity securities . . . . . . . . . . .   1771. .   273,057     1771. .       0    M.1.
                                                                             ----------             -------
2.  Amortized cost of held-to-maturity securities . . . . . . . . .   1754. .   272,954     1754. .       0    M.2.
                                                                             ----------             -------
3.  Fair value of available-for-sale securities . . . . . . . . . .   1773. . 3,100,782     1773. .       0    M.3.
                                                                             ----------             -------
4.  Amortized cost of available-for-sale securities . . . . . . . .   1772. . 3,109,276     1772. .       0    M.4.
                                                                             ----------             -------
5.  Fair value of high-risk mortgage securities . . . . . . . . . .   8781. .         0     8781. .       0    M.5.
                                                                             ----------             -------
6.  Amortized cost of high-risk mortgage securities . . . . . . . .   8780. .         0     8780. .       0    M.6.
                                                                             ----------             -------
7.  Fair Value of structured notes. . . . . . . . . . . . . . . . .   8783. .         0     8783. .       0    M.7.
                                                                             ----------             -------
8.  Amortized cost of structured notes. . . . . . . . . . . . . . .   8782. .         0     8782. .       0    M.8.
                                                                             ----------             -------
9.  Mutual funds and annuity sales during the quarter . . . . . . .   A005. .         0     A005. .       0    M.9.
                                                                             ----------             -------
10. Revaluation gains on interest rate, foreign exchange rate, and
    other commodity and equity conracts . . . . . . . . . . . . . .   3543. . 2,562,136     3543. .       0    M.10.
                                                                             ----------             -------
11. Revaluation losses on interest rate, foreign exchange rate, and
    other commodity and equity contracts. . . . . . . . . . . . . .   3547. . 3,094,826     3547. .       0    M.11.
                                                                             ----------             -------
12. Amount of assets nested against nondeposit liabilities on the balance sheet in accordance with generally accepted accounting
    principles. . . . . . . . . . . . . . . . . . . . . . . . . . .   A526. . 2,538,598     A526. .       0    M.12.
                                                                             ----------             -------
13. If other assets including other claims on nonrelated parties
    (item 1.h.) exceeds 5 percent of total assets (item 3.), itemize and describe amounts that exceed 25 percent of item 1.h.

        TEXT                                                                  RCFD
    a.  A539: ACCRUED INTEREST RECEIVABLE                                     A539. . 1,067,220                M.13.a.
              --------------------------------------------------------                ---------
    b.  A540:                                                                 A540. .         0                M.13.b.
              --------------------------------------------------------                ---------
    c.  A541:                                                                 A541. .         0                M.13.c.
              --------------------------------------------------------                ---------

14. If other liabilities to nonrelated parties (item 4.f) exceeds 5 percent of total liabilities (item 6), itemize and describe amounts that exceed 25 percent of item 4.f.

         TEXT                                 RCFD
     a.  A542: ACCRUED INTEREST PAYABLE       A542.. 923,641    M.14.a
               ----------------------------         --------
     b.  A543:                                A543..       0    M.14.b.
               ----------------------------         --------
     c.  A544:                                A544..       0    M.14.c.
               ----------------------------         --------

15.  Number of full-time equivalent employees of the branch or agency at end
of current period (round to the nearest whole number).....    4150.  959  M.15
                                                                   ------

To be reported only with the March Report
16. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of audited work performed for the
branch or agency by, or on behalf of, the parent        RCFD     Number
                                                       -----    --------
organization during the preceding year..................6726       N/A   M.16.
                                                                ---------

1= Independent annual audit of the branch     4= Review of the financial
   or agency conducted in accordance with        statements of the branch or
   U.S. generally accepted auditing              agency by internal auditors.
   standards by a certified public accounting 5= Compliation of the financial
   firm.                                         statements of the branch or
2= Independent annual audit of the branch or     agency by external auditors.
   agency conducted in accordance with home   6= Other audit procedures
   country auditing standards by an           7= No audit or independent
   independent accounting firm.                  review
3= Review of the financial statements of the branch or agency by external auditors, as part of the audit of the parent organization

SCHEDULE RAL - MEMORANDA

                                                                   Total Reporting
                                                                   Branch or Agency
STATUTORY OR REGULATORY REQUIREMENT  Dollar Amounts in Thousands   Including its IBF
----------------------------------------------------------------   -----------------
as appropriate for the reporting institution (see instructions)      RCFD
                                                                     -----
1. Asset maintenance requirement.................................    3345       0      s.1.
                                                                            ---------
2. Asset pledge requirement/Capital equivalency deposit..........    3349   2,029,428  s.2.
                                                                            ---------
3. FDIC asset maintenance requirement (for FDIC insured branches only):
   a. Average liabilities........................................    2334        N/A   s.3.a.
                                                                            ---------
   b. Eligible assets............................................    2387        N/A   s.3.b.
                                                                            ---------


SCHEULE A - CASH AND BALANCES DUE FROM DEPOSITORY INSTITUTIONS

NOTE: EXCLUDE all transactions with related depository institutions


                                                   ---(Column A)----   ---(Column B)----
                                                     Total Reporting
                                                    Branch or Agency
                       Dollar Amounts in Thousands  Including its IBF       IBF Only
-------------------------------------------------- ------------------  -----------------
1. Cash item in process of collection              RCFD                 RCFW
                                                   ----                 ----
   and unposted debits............................ 0020..      46       0020..       0      1.
                                                         -----------           ----------
2. Currency and coin (U.S. and foreign)........... 0060..      59                           2.
                                                         -----------           ----------
3. Balances due from depository institutions in
   the U.S.:
   a. U.S. branches and agencies of other foreign
      banks (including their IBFs) ............... 0083..  169,000      0083..       0       3.a.
                                                         -----------           ----------
   b. other depository institutions in the U.S.
      (including their IBFs) ..................... 0085..   17,514      0085..       0       3.b.
                                                         -----------           ----------
4. Balances due from banks in foreign countries
   and foreign central banks:
   a. Foreign branches of U.S. banks.............. 0073..        0      0073..       0       4.a.
                                                         -----------           ----------
   b. Other banks in foreign countries and foreign
      central banks............................... 1884..   63,605      1884..       0       4.b.
                                                         -----------           ----------
5. Balance due from Federal Reserve Banks......... 0090..   45,358                           5.
                                                         -----------           ----------
6. Total (sum of items 1 through 5) (must equal    RCXY                 RCXY
                                                   ----                 ----
   Schedule RAL, item 1.a.)....................... 0010..   315,582     0010..       0       6.
                                                         -----------           ----------

MEMORANDUM
------------
1. Noninterest-bearing balances due from commercial RCFD               RCFN
   banks in the U.S. (including their IBFs)         ----               ----
   (included in item 3 above)...................... 0050..   17,514    0050..        0       M.1.
                                                         -----------           ----------


SCHEDULE C -- LOANS

Part I. Loans and Leases

Net of unearned income.

NOTE: EXCLUDE all transactions with related depositary institutions.

                                                                 -----(Column A)-----   -----(Column B)-----
                                                                  Total Reporting
                                                                  Branch or Agency
                                    Dollar Amounts in Thousands   Including its IBF           IBF Only
---------------------------------------------------------------  --------------------   --------------------
 1. Loans secured by                                              RCFD                   RCFW
                                                                  ----                   ----
    real estate.................................................. 1410..   251,772       1410..           0     1.
                                                                       --------------         --------------
 2. Loans to depository institutions:
    a. To commercial banks in the U.S. (including their IBFs):
       (1) To U.S. branches and agencies of other foreign banks.. 1506..   553,254       1506..     175,254     2.a.(1)
                                                                        --------------         --------------
       (2) To other commercial banks in the U.S.................. 1507..    26,000       1507..           D     2.a.(2)
                                                                        --------------         --------------
    b. To other depository institutions in the U.S. (including
       their IBFs)............................................... 1517..         0       1517..           0     2.b.
                                                                        --------------         --------------
    c. To banks in foreign counties:
       (1) To foreign branches of U.S. banks..................... 1513..         0       1513..           0     2.c.(1)
                                                                        --------------         --------------
       (2) To other banks in foreign countries................... 1516..   343,227       1516..     253,569     2.c.(2)
                                                                        --------------         --------------
 3. Loans to other financial institutions........................ 1520.. 2,799,397       1520..           0     3.
                                                                        --------------         --------------
 4. Commercial and industrial loans:
    a. To U.S. addressees (domicile)............................. 1763.. 1,373,431       1763..           0     4.a.
                                                                        --------------         --------------
    b. To non-U.S. addressees (domicile)......................... 1764..   276,403       1764..      34,514     4.b.
                                                                        --------------         --------------
 5. Acceptances of other banks:
    a. Of U.S. banks............................................. 1756..        64       1756..           0     5.a.
                                                                        --------------         --------------
    b. Of foreign banks.......................................... 1757..       199       1757..           0     5.b.
                                                                        --------------         --------------
 6. Loans to foreign governments and official institutions
    (including foreign central banks)............................ 2081..         0       2081..           0     6.
                                                                        --------------         --------------
 7. Loans for purchasing or carrying securities (secured and
    unsecured)................................................... 1545..   170,619       1545..           0     7.
                                                                        --------------         --------------
 8. All other loans (include state and local obligations other
    than securities and loans to individuals).................... 1685..   173,348       1685..           0     8.
                                                                        --------------         --------------
 9. Lease financing receivables (net of unearned income):
    a. Of U.S. addressees (domicile)............................. 2182..   137,914       2182..           0     9.a.
                                                                        --------------         --------------
    b. Of non-U.S. addressees (domicile)......................... 2183..         0       2183..           0     9.b.
                                                                        --------------         -------------
10. Less: Any unearned income on loans reflect in items 1-8
    above........................................................ 2123..         0       2123..           0     10.
                                                                        --------------         --------------
11. Total loans and leases, net of unearned income (sum of items
    1 through 9 minus item 10) (must equal Schedule RAL,          RCXX                   RCXY
                                                                  ----                   ----
    item 1.a).................................................... 2122.. 6,105,628       2122..     463,357     11.
                                                                        --------------         --------------

MEMORANDA
---------
 1. Not applicable............................................... RCFD
                                                                  ----
 2. Holdings of own acceptances included in Schedule C, pt 1,
    item 4....................................................... 3341..   168,143                              M.2.
                                                                        --------------
 3. Commercial and industrial loans with remaining maturity of one year or less:
    a. With predetermined interest rates......................... 6119..   837,381                              M.3.a.
                                                                        --------------
    b. With floating interest rates.............................. 6120..   130,502                              M.3.b.
                                                                        --------------
 4. Commercial and industrial loans with remaining maturity of more than one year:
    a. With predetermined interest rates......................... 6122..   654,614                              M.4.a.
                                                                        --------------
    b. With floating interest rates.............................. 6123..    11,500                              M.4.b.
                                                                        --------------

SCHEDULE E -- DEPOSIT LIABILITIES AND CREDIT BALANCES

NOTE: EXCLUDE all transactions with related depositary institutions.

                                     -Total Deposit Liabilities and Credit Balances, Excluding IBF-
                                    ---------Transaction Accounts---------   Nontransaction Accts.
                                       (Column A)            (Column B)         (Column C)           (Column D)
                                                                                  Total
                                    Total transaction                          nontransaction
                                      accounts and      Memo: Total demand       accounts
                                     credit balances     deposits (included   (including MMDAs)      IBF deposit
 Dollar Amounts in Thousands         (excluding IBF)        in Column A)       (excluding IBF)       liabilities*
------------------------------      ------------------  ------------------  --------------------  -----------------
1. Individuals, partnerships,
   and corporations:                RCON                RCON                RCON                 RDFN
   a. U.S. addressees (domicile).... 1641..     65,856  2223..      65,856  2242..  12,545,444   1666            0      1.a
                                          ------------        ------------        ------------        ------------
   b. Non-U.S. addressees(domicile). 1642..    251,815  2226..     251,815  2251..     181,352   1667..     88,079      1.b
                                          ------------        ------------        ------------        ------------
2. Commercial banks in the U.S.
   (including their IBFs):
   a. U.S. Branches and agencies of
      other foreign banks..........  1643..          0  2313..           0  2347..   1,418,100  1668..      10,000      2.a
                                          ------------        ------------        ------------        ------------
   b. Other commercial banks in the
      U.S..........................  1645..          0  2316..           0  2348..     114,500  1669..           0      2.b
                                          ------------        ------------        ------------        ------------
3. Banks in foreign countries:
   a. Foreign branches of U.S.
      Banks........................  1646..          6  2323..           6  2367..     163,750  1671..           0      3.a
                                          ------------        ------------        ------------        ------------
   b. Other banks in foreign
      countries....................  1647..     93,829  2326..      93,829  2373..     983,816  1672..       8,000      3.b
                                          ------------        ------------        ------------        ------------
4. Foreign governments and official
   institutions (including foreign
   central banks)..................  1649..      1,037  2300..       1,037  2377..     690,418  2650..     223,892      4.
                                          ------------        ------------        ------------        ------------
5. All other deposits and credit
   balances........................  1650..     14,037  1654..           0  2259..     300,926  2261..           0      5.
                                          ------------        ------------        ------------        ------------
                                                        RCXZ
                                                        ----
6. Certified and official checks...  2330..     31,298  2330..      31,298                                              6.
                                          ------------        ------------
7. Total deposits and credit
   balances (sum of Columns A, C,
   and D must equal Schedule RAL,
   item 4.a, Column A. Column D
   must equal Schedule RAL,          RCOM               RCOM                RCOM                RCKY
                                     ----               ----                ----                ----
   item 4.a, Column B).............  1653..    457,876  2210..     443,841  2385..  16,395,306  2205..     329,971      7.
                                          ------------        ------------        ------------        ------------

-------
* Amounts in this column should EXCLUDE those IBF liabilities to be reported as "Federal Funds purchased and securities sold under agreements to repurchase" or as "Other borrowed money."

MEMORANDA

                                                                      Total Reporting
                                                                      Branch or Agency
                                  Dollar Amounts in Thousands         Excluding its IBF
-------------------------------------------------------------------   ------------------
1. Components of total nontransaction accounts (included in item      RCON
   7, Column C):                                                      ----
   a. Time deposits of $100,000 or more............................   2604..  16,397,824    M.1.a
                                                                            ------------
   b. Not applicable.
   c. Time certificates of deposit of $100,000 or more with
      remaining maturity of more than 12 months....................   6643..     390,000    M.1.c
                                                                            ------------

SCHEDULE K - QUARTERLY AVERAGES (1)

NOTE: EXCLUDE all transactions with related depository institutions.

                                                         Total Reporting
                                                         Branch or Agency
                             Dollar Amounts in Thousands including its IBF
-------------------------------------------------------- -----------------
ASSETS                                                   RCFD
------                                                   ----
1. Interest-bearing balances due from depository
   institutions (corresponds to part of Schedule RAL,
   item 1.a, Column A)...................................3381..    415,769  1.
                                                               -----------
2. Federal funds sold and securities purchased under
   agreements to recall (corresponds to Schedule RAL,
   item 1.d, Column A)...................................3365..    783,311  2.
                                                               -----------
3. Total loans, net of unearned income (corresponds to
   Schedule RAL, item 1.e, Column A).....................3360..  5,208,261  3.
                                                               -----------
4. Loans to banks in foreign countries (corresponds to
   Schedule C, item 2.c, Column A).......................3105..    355,182  4.
                                                               -----------
5. Total claims on nonrelated parties (corresponds to
   Schedule RAL, item 1.l, Column A).....................3106.. 19,655,449  5.
                                                               -----------
LIABILITIES
-----------
6. Time certificates of deposit of $100,000 or more
   (corresponds to Schedule E, Memorandum item 1.a)......3545.. 15,262,727  6.
                                                               -----------
7. Interest-bearing deposits and credit balances
   (corresponds to part of Schedule RAL, item 4.a,
   Column A).............................................3107.. 14,694,156  7.
                                                               -----------
8. Federal funds purchased and securities sold under
   agreements to repurchase (corresponds to Schedule
   RAL, item 4.b, Column A)..............................3353..  2,724,561  8.
                                                               -----------
9. Other borrowed money (corresponds to Schedule RAL,
   item 4.c, Column A)...................................3355..    244,126  9.
                                                               -----------
-------------------
(1) For all items, branches and agencies have the option of reporting either
    (1) an average of daily figures for the quarter or (2) an average of weekly figures (i.e., the Wednesday of each week of the quarter).


SCHEDULE L - OFF-BALANCE-SHEET ITEMS

NOTE: EXCLUDE all transactions with related depository institutions.

                                                         Total Reporting
                                                         Branch or Agency
                             Dollar Amounts in Thousands including its IBF
-------------------------------------------------------- -----------------
1. Commitments to make or                                RCFD
   purchase loans........................................3423..23,411,649  1.
                                                               ----------
2. Spot foreign exchange contracts.......................8765..35,887,055  2.
                                                               ----------
3. Standby letters of credit:
   a. Total..............................................3375.. 3,443,518  3.a.
                                                               ----------
      (1) To U.S. addressees (domicile)..................3376.. 2,737,995  3.a.(1)
                                                               ----------
      (2) To non-U.S. addressees (domicile)..............3377..   705,523  3.a.(2)
                                                               ----------
   b. Amount of total standby letters of credit in
      item 3.a conveyed to others through participation..3378..   991,868  3.b.
                                                               ----------
4. Commercial and similar letters of credit..............3411..   116,911  4.
                                                               ----------
5. Participations in acceptances conveyed to others
   by the reporting branch or agency (as described in
   the instructions).....................................3428..         0  5.
                                                               ----------
6. Participations in acceptances acquired by the reporting
   (non-accepting) branch or agency (as described in the
   instructions)........................................3429..          0  6.
                                                               ----------
7. All other off-balance-sheet contingent liabilities
   greater than or equal to 1/2 percent of total
   claims on nonrelated parties as reported on Schedule
   RAL, from item 1.i...................................5602..  4,760,540  7.
                                                               ----------
   List below each component of this item greater than
   or equal to 1 percent of total claims on nonrelated
   parties as reported on Schedule RAL, item 1.i:
     TEXT                                    RCFD
     ----                                    ----
   a. 5598: BOOK VALUE OF WRAP CONTRACTS     5598..6,507,107               7.a.
           ---------------------------------       ---------
   b. 5600: OUTSTANDING INDENTURES           5600..  253,433               7.b.
           ---------------------------------       ---------
   c. 5601:                                  5601..        0               7.c.
           ---------------------------------       ---------

8. All other off-balance-sheet contingent claims
   (assets) greater than or equal to 1/2 percent of
   total claims on nonrelated parties as reported on
   Schedule RAL, item 1.i...............................5603..          0  8.
                                                              -----------
   List below each component of this item greater than
   or equal to 1 percent of total claims on nonrelated
   parties as reported on Schedule RAL, item 1.i:

     TEXT                                    RCFD
     ----                                    ----
   a. 5604:                                  5604..        0               8.a.
           ---------------------------------       ---------
   b. 5605:                                  5605..        0               8.b.
           ---------------------------------       ---------
   c. 5606:                                  5606..        0               8.c.
           ---------------------------------       ---------


                                                                                 Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------
                                            (Column A)         (Column B)        (Column C)       (Column D)
                                                                                   Equity         Commodity
Off-Balance-Sheet Derivatives Position     Interest Rate    Foreign Exchange     Derivative       and Other
Indicators(1)                                Contracts        Contracts(2)        Contracts       Contracts
--------------------------------------------------------------------------------------------------------------
9. Gross amounts (e.g., national
   amounts):                             RCFD               RCFD               RCFD             RCFD
                                         ----               ----               ----             ----
   a. Futures contracts..................8693.. 61,020,633  8694..  1,159,229  8695..        0  8696..  179,425  9.a.
                                               -----------        -----------        ---------        ---------
   b. Forward contracts..................8697.. 65,766,433  8698..252,636,013  8699..        0  8700..1,655,850  9.b.
                                               -----------        -----------        ---------        ---------
   c. Exchange-traded option contracts:
      (1) Written options................8701..  5,950,468  8702..          0  8703..        0  8704..   38,900  9.c1
                                               -----------        -----------        ---------        ---------
      (2) Purchased options..............8705..  1,493,301  8706..          0  8707..        0  8708..   33,370  9.c2
                                               -----------        -----------        ---------        ---------
   d. Over-the-counter option contracts:
      (1) Written options................8709..232,514,572  8710..  9,571,359  8711..        0  8712..  237,987  9.d1
                                               -----------        -----------        ---------        ---------
      (2) Purchased options..............8713..235,590,532  8714..  7,734,864  8715..        0  8716..  236,283  9.d2
                                               -----------        -----------        ---------        ---------
   e. Swaps..............................3450..477,169,817  3826.. 12,321,416  8719..        0  8720..   16,697  9.e
                                               -----------        -----------        ---------        ---------


--------------------
(1) For each column, sum of items 9.a through 9.e must equal sum of items 10, 11.a, and 11.b.
(2) Spot foreign exchange is reported in Schedule L. item 2.

NOTE: EXCLUDE all transactions with related depository institutions.


                                                                                                       Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------



                                          (Column A)              (Column B)             (Column C)             (Column D)
                                                                  Foreign                Equity                 Commodity
Off-Balance-Sheet Derivatives             Interest Rate           Exchange               Derivative             and other
Position Indicators                         Contracts            Contracts(1)            Contracts              Contracts
--------------------------------          -------------          -----------           -------------           -------------
10. Total gross notional amount    RCFD                  RCFD                    RCFD                  RCFD
    of derivative contracts        ----                  ----                    ----                  ----
    held for trading ...........   A126   1,072,969,075  A127     283,330,794    8723            0      8724       2,398,512  10.
                                          -------------          ------------          ------------            -------------
11. Total gross notional amount
    of derivative contracts
    held for purposes other
    than trading:
    a. Contracts marked
       to market ...............   8725               0  8726               0    8727             0     8728               0  11.a.
                                          -------------          ------------          ------------            -------------
    b. Contracts not marked
       to market ...............   8729       6,578,481  8730          92,887    8731             0     8732               0  11.b.
                                          -------------          ------------          ------------            -------------


The following items should be completed by those branches or agencies with total assets of $100 million or more.


                                                                                                       Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------


                                          (Column A)              (Column B)             (Column C)             (Column D)
--------------------------------          -------------          -----------           -------------           -------------
12. Gross fair values of
    derivative contracts:          RCFD                  RCFD                     RCFD                  RCFD
    a. Contracts held for          ----                  ----                     ----                  ----
       trading:
       (1) Gross positive fair
           value ..............    8733       4,134,570  8734       6,083,748     8735              0   8736          37,854  12.a1
                                          -------------          ------------            ------------          -------------
       (2) Gross negative fair
           value ..............    8737       4,163,767  8738       6,787,833     8739              0   8740          61,349  12.a2
                                          -------------          ------------            ------------          -------------
    b. Contracts held for
       purposes other than
       trading that are marked
       to market:
       (1) Gross positive fair
           value ..............    8741               0   8742              0      8743             0    8744              0  12.b1
                                          -------------          ------------            ------------          -------------
       (2) Gross negative fair
           value ..............    8745               0   8746              0      8747             0    8748              0  12.b2
                                          -------------          ------------            ------------          -------------
    c. Contracts held for
       purposes other than
       trading that are not
       marked to market:
       (1) Gross positive
           fair value .........    8749         100,489   8750              0      8751             0    8752              0  12.c1
                                          -------------          ------------            ------------          -------------
       (2) Gross negative
           fair value .........    8753          35,977   8754          2,944      8755             0    8756              0  12.c2
                                          -------------          ------------            ------------          -------------

MEMORANDA
---------
1. National amount of all credit derivatives on which the reporting branch or agency
   is the guarantor .................................................................................    A534              0 N.1.
                                                                                                                ------------
2. National amount of all credit derivatives on which the reporting branch or agency
   is the beneficiary ...............................................................................    A535              0 N.2.
                                                                                                                ------------


-------------------------

(1) Spent foreign exchange is reported in Schedule L, item 2.

SCHEDULE M - DUE FROM/DUE TO RELATED INSTITUTIONS
             IN THE U.S. AND IN FOREIGN COUNTRIES   (CONFIDENTIAL)

The Federal Financial Institutions Examination Council regards the individual respondent information provided by each reporting Institution on this schedule as confidential. If it should be determined subsequently that any information collected on this schedule must be released respondents will be notified.


                                                                                   Total Reporting Branch or Agency
                                                                                   --------including its IBF-------

                                                                                   (Column A)                (Column B)
                                             Dollar Amounts in Thousands         Gross due from             Gross due to
------------------------------------------------------------------------         --------------             ------------
PART I: Transactions of reporting institution including its IBF with related depository institutions, reflected in net due from/due to items (items 2.a and 5.a; Column A) in Schedule RAL
Amounts outstanding  as of report date:
1. U.S. domiciled offices of related depository institutions
   (including their IBFs):                                                 RCFD                     RCFD
   a. Related branches  and agencies in the U.S.:                         ----                     ----
      (1) In same state as the reporting office ........................   3008               0     3007               0  1.a.(1)
                                                                                 --------------             ------------
      (2) In other states ..............................................   3010               0     3009               0  1.a.(2)
                                                                                 --------------             ------------
   b. Offices in the U.S. of other related depository Institutions
      (including Edge and Agreement corporations and New York
      investment companies) ............................................   3171               0     3172               0  1.b
                                                                                 --------------             ------------
2. Non-U.S. domiciled offices of related depository institutions:
   a. Head offices of parent bank ......................................   3173       2,858,729     3174       3,381,280  2.a.
                                                                                 --------------             ------------
   b. Non-U.S. branches and agencies of the parent bank:
      (1) Offices in the Caribbean .....................................   3175       2,404,276     3176       8,018,896  2.b.(1)
                                                                                 --------------             ------------
      (2) Other offices ................................................   3177      13,546,172     3178         423,956  2.b.(2)
                                                                                 --------------             ------------
  c. Other non-U.S. offices of related depository institutions .........   3179       2,639,629     3180          30,925  2.c.
                                                                                 --------------             ------------
3. Total (sum of items 1.a, 1.b, and 2.a through 2.c) ..................   3002     21,648,806      3001      11,855,055  3.
                                                                                 --------------             ------------
4. Net due from head office and other related depository institutions
   (item 3, Column A minus Column B - enter the amount with a minus sign (-) if Column B is greater than Column A. The absolute value of item 4 must equal Schedule RAL, item e.a if in item 3 above
   Column A is greater than Column B, or Schedule RAL, item 5.a if in
   item 3 above Column B is greater than          RCFD
   Column A)....................................  ----  ..   9,793,751                                                     4.
                                                  3035     -----------

MEMORANDA
---------
1. Average daily (or weekly) amounts for the quarter ending with the report date:
   a. Related depository offices domiciled in the U.S. (corresponds
      to items 1.a and 1.b of Part 1 above) ............................   3026               0      3025              0   M.1.a.
                                                                                 --------------             ------------
   b. Related depository offices domiciled outside of the U.S.
      (corresponds to item 2.a theough 2.c of Part 1 above) ............   3028      16,921,089      3027     12,575,569   M.1.b.
                                                                                 --------------             ------------
2. Sum of those parts of items 1.b and 2.c of Part 1 above that are
   with wholly-owned depository subsidiaries of the parent bank ........   3181       2,839,629      3182         30,925   M.2.
                                                                                 --------------             ------------
3. Trading assets and liabilities, related parties (amount is included in item 3 above, and in Schedule RAL, items 2.a and
   5.a, respectively) ..................................................   A006         549,408      A007        566,241   M.3.
                                                                                 --------------             ------------


                                                        ------------IBF Only-------------
                                                           (Column A)        (Column B)
                         Dollar Amounts in Thousands     Gross due from     Gross due to
----------------------------------------------------    ----------------   --------------
PART II: Transactions of reporting institution's IBF
         with related depository institutions.

Amounts outstanding as of report date:

1. IBF Transactions with related depository
   institutions other than transactions with
   establishing entity:                                 RCFM                    BCFN
                                                        ----                    ----
   a. IBF transactions with IBFs of related
      depository institutions domiciled in the
      U.S. (included in Part I, item 1) . . . . . . . . 3004 . . .         0    3003 . . .         0  1.a.
                                                                   ---------               ---------
   b. IBF transactions with related depository
      institutions domiciled outside the U.S.
      (included in Part I, item 2):
      (1) Head office of parent bank . . . . . . . . . .3173 . . .         0    3174 . . .    13,936  1.b.(1)
                                                                   ---------               ---------
      (2) Non-U.S. branches and agencies of the
          parent bank:
          (a) Offices in the Caribbean  . . . . . . . . 3175 . . .   439,856    3176 . . .         0  1.b.(2)(a)
                                                                   ---------               ---------
          (b) Other offices . . . . . . . . . . . . . . 3177 . . .         0    3178 . . .     7,454  1.b.(2)(b)
                                                                   ---------               ---------
      (3) Other related depository institutions
          domiciled outside the U.S.  . . . . . . . . . 3179 . . .         0    3180 . . .         0  1.b.(3)
                                                                   ---------               ---------
   c. Total (sum of items 1.a and 1.b(1) through 1.b(3)
      above) . . . . . . . . . . . . . . . . . . . . . .3002 . . .   439,856    3001 . . .    21,390  1.c.
                                                                   ---------               ---------
   d. IBF net due from related depository institutions
      other than establishing entity (item 1.c.,
      Column A minus Column B -
      enter the amount with a           RCFM
      minus sign (-) if Column B        ----
      is greater than Column A) . . . . 3193 . . .  416,466                                           1.d.
                                                    -------
2. IBF net due from establishing
   entity (if net due to, enter         RCFM
   the amount with a minus              ----
   sign (-) . . . . . . . . . . . . . . 1888 . . . (  6,733)                                          2.
                                                    -------
3. IBF net due from all related
   depository institutions (sum of
   items 1.d and 2. above; if
   negative, enter the amount with
   a minus sign (-)). (If this item
   is positive, it must equal
   Schedule RAL, item 2.b; if this
   item is negative, its absolute       RCFM
   value must equal Schedule RAL,       ----
   item 5.b.) . . . . . . . . . . . . . 3194 . . .  411,733                                           3.
                                                    -------

                                                            Total Importing Branch or Agency
                                                          ---------Including its IBF----------
                                                            (Column A)            (Column B)
                         Dollar Amounts in Thousands      Gross due from         Gross due to
----------------------------------------------------      --------------        --------------
PART III: Transactions of reporting institution
          including its IBF with related
          nondepository subsidiaries. These are not
          reflected in the net due from/due to items
          (items 2.a and 5.a) in Schedule RAL.
Amounts outstanding as of report date with:               RCFD                   RCFD
                                                          ----                   ----
1. Related nondepository majority-owned
   subsidiaries in the U.S. . . . . . . . . . . . . . . . 3030 . . . 2,967,094   3029 . . .   293,972
                                                                     ---------              ---------  1.
2. Related nondepository majority-owned subsidiaries
   in foreign countries  . . . . . . . . . . . . . . . .  3032 . . .    17,407   3031 . . .   102,252  2.
                                                                     ---------              ---------
MEMORANDUM
1. Amount of items 1 and 2 above for wholly-owned
   related nondepository subsidiaries. . . . . . . . . .  3034 . . . 2,984,501   3033 . . .   396,224  M.1.
                                                                     ---------              ---------

                                                                                   Total Reporting
                                                                                   Branch or Agency
                                                   Dollar Amounts in Thousands     Including its IBF
------------------------------------------------------------------------------    -------------------
PART IV: Confidential Loan information.
1. Amount of allowance for loan losses, if any,                                   RCFD
   carried on the books of the reporting branch                                   ----
   or agency including its IBF  . . . . . . . . . . . . . . . . . . . . . . . .   3195 . . .  55,833   1.
                                                                                             -------
2. Other real estate owned  . . . . . . . . . . . . . . . . . . . . . . . . . .   2150 . . .       0   2.
                                                                                             -------



                                                                                          Total Reporting
                                                                                          Branch or Agency
                                                          Dollar Amounts in Thousands    Including its IBF
-------------------------------------------------------------------------------------   -------------------
PART V: Off-balance-sheet items: with related depository institutions.                 RCFD
1.  Commitments to make or purchase loans . . . . . . . . . . . . . . . . . . . . . . 5766 . .            0   1.
                                                                                                -----------
2.  Spot foreign exchange contracts . . . . . . . . . . . . . . . . . . . . . . . . .  A125 . .  14,259,799   2.
                                                                                                -----------
3.  Total standby letters of credit . . . . . . . . . . . . . . . . . . . . . . . . . .5770 . .      26,440   3.
                                                                                                -----------
4.  Commercial and similar letters of credit . . . . . . . . . . . . . . . . . . . . . 5771 . .      17,961   4.
                                                                                                -----------
5.  Participations in acceptances conveyed to related depository institutions by the reporting branch or agency (as described in the
    instructions) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5772 . .           0   5.
                                                                                                -----------
6.  Participations in acceptances acquired from related depository institutions by the reporting (non-accepting) branch or agency (as described
    in the instructions) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5773 . .           0   6.
                                                                                                -----------
7.  All other off-balance-sheet contingent liabilities greater than or equal to 1/2 percent of total claims on related depository institutions as reported
    in Schedule M, Part 1, Item 3, Columns . . . . . . . . . . . . . . . . . . . . . . 8569 . .           0   7.
                                                                                                -----------
    List below each component of this item greater than or equal to 1 percent of total claims on related depository institutions as reported on Schedule M,
    Part 1, Item 3, Column A:

           TEXT                            RCFD
           ----                            ----
    a.     8570:                           8570..           0                                                 7.a.
                ---------------------------      -------------
    b.     8571:                           8571..           0                                                 7.b.
                ---------------------------      -------------
    c.     8572:                           8572..           0                                                 7.c.
                ---------------------------      -------------
8.  All other off-balance-sheet contingent claims (assets) greater than or equal to 1/2 percent of total claims on related depository institutions as
    reported in Schedule M, Part 1, Item 3, Column A . . . . . . . . . . . . . . . . . 8573 . .           0   8.
                                                                                                -----------
    List below each component of this item greater than or equal to 1 percent of total claims on related depository institutions as reported on
    Schedule M, Part 1, Item 3, Column A:
           TEXT                            RCFD
           ----                            ----
    a.     8574:                           8574..           0                                                 8.a.
                ---------------------------      -------------
    b.     8575:                           8575..           0                                                 8.b.
                ---------------------------      -------------
    c.     8576:                           8576..           0                                                 8.c.
                ---------------------------      -------------


                                                                                                   Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------
                                                (Column A)           (Column B)            (Column C)           (Column D)

                                                                                             Equity              Commodity
Off-Balance-Sheet Derivatives Position        Interest Rate       Foreign Exchange         Derivative            and Other
Indicators(1)                                   Contracts           Contracts(2)            Contracts            Contracts
------------------------------------------ --------------------  -------------------   -------------------  ------------------
 9. Gross amounts (e.g., notional)
    amounts:                                RCFD                 RCFD                  RCFD                 RCFD
                                            ----                 ----                  ----                 ----
    a. Futures contracts. . . . . . . . . . A008 . .          0  A009 . .           0  A010 . .          0  A037 . .         0  9.a.
                                                     ----------           -----------            ---------           ---------
    b. Forward contracts. . . . . . . . . . A038 . .  1,427,514  A039 . .  26,330,666  A040 . .          0  A041 . .   667,428  9.b.
                                                     ----------           -----------            ---------           ---------
    c. Exchange-traded option contracts:
       (1) Written options . . . . . . . .  A042 . .          0  A043 . .           0  A044 . .          0  A045 . .         0  9.c1
                                                     ----------           -----------            ---------           ---------
       (2) Purchased options . . . . . . .  A046 . .          0  A047 . .           0  A048 . .          0  A049 . .         0  9.c2
                                                     ----------           -----------            ---------           ---------
    d. Over-the-counter option contracts:
       (1) Written options . . . . . . . .  A050 . .          0  A051 . .   8,875,394  A052 . .          0  A053 . .   128,310  9.d1
                                                     ----------           -----------            ---------           ---------
       (2) Purchased options . . . . . . .  A054 . .          0  A055 . .  10,978,929  A056 . .          0  A057 . .   112,995  9.d2
                                                     ----------           -----------            ---------           ---------
    e. Swaps . . . . . . . . . . . . . . .  A058 . .          0  A059 . .           0  A060 . .          0  A061 . .    10,018  9.e.
                                                     ----------           -----------            ---------           ---------
10. Total gross notional amount of
    derivative contracts held for trading . A042 . .  1,427,514  A063 . .  46,184,989  A064 . .          0  A065 . .   918,751  10.
                                                     ----------           -----------            ---------           ---------

--------------------------
(1) For each column, sum of items 9.a through 9.e must equal sum of items 10, 11.a, and 11.b
(2) Spot foreign exchange is reported in Schedule M, Part V, item 2.


                                                                                                 Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------
                                              (Column A)         (Column B)         (Column C)          (Column D)
                                                                                      Equity            Commodity
Off-Balance-Sheet Derivatives Position       Interest Rate     Foreign Exchange     Derivative          and Other
Indicators                                     Contracts         Contracts(1)        Contracts          Contracts
------------------------------------------  ----------------   ----------------   ----------------   ----------------
11. Total gross notional amount of
    derivative contracts held for
    purposes other than trading:            RCFD               RCFD               RCFD               RCFD
                                            ----               ----               ----               ----
    a. Contracts marked to market...........A066..          0  A067..          0  A068..          0  A069..          0 11.a.
                                                  -----------        -----------        -----------        -----------
    b. Contracts not marked to market.......A070..          0  A071..          0  A072..          0  A073..          0 11.b.
                                                  -----------        -----------        -----------        -----------

The following items should be completed by those branches or agencies with total assets of $100 million or more.


12. Gross fair values of derivative
    contracts:
    a. Contracts held for trading:          RCFD               RCFD               RCFD               RCFD
                                            ----               ----               ----               ----
       (1) Gross positive fair value........A074..         77  A075..    913,894  A076..          0  A077..      6,358 12.a1
                                                  -----------        -----------        -----------        -----------
       (2) Gross negative fair value........A078..      1,373  A079..    736,108  A080..          0  A081..     10,556 12.a2
                                                  -----------        -----------        -----------        -----------
    b. Contracts held for purposes other
       than trading that are marked to
       market:
       (1) Gross positive fair value........A082..          0  A083..          0  A084..          0  A085..          0 12.b1
                                                  -----------        -----------        -----------        -----------
       (2) Gross negative fair value........A086..          0  A087..          0  A088..          0  A089..          0 12.b2
                                                  -----------        -----------        -----------        -----------
    c. Contracts held for purposes other
       than trading that are not marked
       to market:
       (1) Gross positive fair value........A090..          0  A091..          0  A092..          0  A093..          0 12.c1
                                                  -----------        -----------        -----------        -----------
       (2) Gross negative fair value........A094..          0  A095..          0  A096..          0  A097..          0 12.c2
                                                  -----------        -----------        -----------        -----------

MEMORANDA                                                                                        Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------

1. Notional amount of all credit derivatives on which the reporting branch or agency
   in the guarantor..................................................................................A536..          0 M.1.
                                                                                                           -----------
2. Notional amount of all credit derivatives on which the reporting branch or agency
   is the beneficiary................................................................................A537..          0 M.2.
                                                                                                           -----------

-------------
(1) Spot foreign exchange is reported in Schedule M, part V, item 2.

SCHEDULE N - PAST DUE, NONACCRUAL, AND RESTRUCTURED LOANS (CONFIDENTIAL)

The FFIEC regards the individual respondent information provided by each reporting institution on this schedule as confidential. If it should be determined subsequently that any information collected on this schedule must be released, respondents will be notified.

NOTE: EXCLUDE all transactions with related depository institutions.



                                            ---------------Total Reporting Branch or Agency Including its IBF----------------
                                               (Column A)           (Column B)            (Column C)           (Column D)
                                               Past due 30       Past due 90 days                           Restructured and
                                             through 89 days        or more and                            in compliance with
             Dollar Amounts in Thousands    and still accruing    still accruing          Nonaccrual         modified terms
----------------------------------------    ------------------   ------------------   ------------------   ------------------
1.  Total loans to U.S. addressees
    (domicile):                             RCFD                 RCFD                 RCFD                 RCFD
                                            ----                 ----                 ----                 ----
    a. Commercial and industrial Loans......1606..            0  1607..            0  1608..        4,231  1609..            0 1.a.
                                                  -------------        -------------        -------------        -------------
    b. Loans secured by real estate.........1421..            0  1422..            0  1423..            0  1424..            0 1.b.
                                                  -------------        -------------        -------------        -------------
    c. All other loans (including all
       lease financing receivables..........3183..            0  3184..            0  3185..            0  3186..            0 1.c.
                                                  -------------        -------------        -------------        -------------
2.  Total loans to non-U.S. addressees
    (domicile)..............................1623..            0  1624..            0  1625..            0  1627..            0 2.
                                                  -------------        -------------        -------------        -------------
3.  Total (sum of items 1.a through 1.c
    and 2)..................................1406..            0  1407..            0  1403..        4,231  1404..            0 3.
                                                  -------------        -------------        -------------        -------------

MEMORANDUM
1.  Book value of loans sold or otherwise
    transferred to head office or to related
    institutions and still serviced by
    the reporting branch or agency..........1628..            0  1629..            0  1562..            0  1637..            0 M.1.
                                                  -------------        -------------        -------------        -------------
2.  Interest rate, foreign exchange rate,
    and other commodity and equity contracts:
    a. Book value of amounts carried as
       assets...............................3522..            0  3528..            0                                           M.2.a
                                                  -------------        -------------
    b. Replacement cost of contracts with
       a positive replacement cost..........3529..            0  3530..            0                                           M.2.b
                                                  -------------        -------------



SCHEDULE O - OTHER DATA FOR DEPOSIT INSURANCE ASSESSMENTS

This schedule is to be completed only by branches whose deposits are insured by the FDIC.

                                                                                               REPORTING BRANCH
                                                                DOLLAR AMOUNTS IN THOUSANDS   EXCLUDING ITS IRF
-------------------------------------------------------------------------------------------  ------------------------
                                                                                             RCXZ
1. Total deposits of the branch (excluding IBF):                                             ----
   a. Total demand deposits (excluding IBF)..................................................2210..     N/A         1.a.
                                                                                                   ------------
                                                                                             RCON
   b. Total time and savings                                                                 ----
      deposits (excluding IBF)...............................................................3511..     N/A         1.b.
                                                                                                   ------------
   c. Interest accrued and unpaid on deposits (excluding IBF)................................5763..     N/A         1.c.
                                                                                                   ------------
2. Unposted debits:
   a. Actual amount of all unposted debits...................................................0030..     N/A         2.a.
                                                                                                   ------------
      OR
   b. Separate amount of unposted debits:
      (1) Actual amount of unposted debits to demand deposits................................0031..     N/A         2.b.(1)
                                                                                                   ------------
      (2) Actual amount of unposted debits to time and savings deposits......................0032..     N/A         2.b.(2)
                                                                                                   ------------
3. Unposted credits (see instructions):
   a. Actual amount of all unposted credits..................................................3510..     N/A         3.a.
                                                                                                   ------------
      OR
   b. Separate amount of unposted credits:
      (1) Actual amount of unposted credits to demand deposits...............................3512..     N/A         3.b.(1)
                                                                                                   ------------
      (2) Actual amount of unposted credits to time and savings deposits.....................3514..     N/A         3.b.(2)
                                                                                                   ------------

4. Deposits of majority-owned depository subsidiaries of the parent foreign bank (not included in total deposits):
   a. Demand deposits of majority-owned depository subsidiaries..............................3141..     N/A         4.a.
                                                                                                   ------------
   b. Time and savings deposits of majority-owned depository subsidiaries....................3142..     N/A         4.b.
                                                                                                   ------------
   c. Interest accrued and unpaid in deposits of majority owned depository subsidiaries......5764..     N/A         4.c.
                                                                                                   ------------
5. Deposits of wholly-owned nondepository subsidiaries of the parent foreign bank (included in total deposits):
   a. Demand deposits of wholly-owned nondepository subsidiaries.............................3143..     N/A         5.a.
                                                                                                   ------------
   b. Time and savings deposits of wholly-owned nondepository subsidiaries...................3144..     N/A         5.b.
                                                                                                   ------------
   c. Interest accrued and unpaid on deposits of wholly-owned nondepository subsidiaries.....5765..     N/A         5.c.
                                                                                                   ------------
6. Reserve balances actually passed through to the Federal Reserve by the reporting branch on behalf of its respondent depository institutions that are also reflected on deposit liabilities of the reporting branch:
   a. Amount reflected in demand deposits (included in item 1.a above).......................2314..     N/A         6.a.
                                                                                                   ------------
   b. Amount reflected in time and savings deposits (included in item 1.b above).............2315..     N/A         6.b.
                                                                                                   ------------
7. Deposits in lifeline accounts.............................................................5596..////////////     7.

MEMORANDA
---------
1. Total deposits of the branch (excluding IBF)
   (sum of Memorandum items 1.a(1) and 1.b(1) must equal sum of items 1.a and 1.b above):
   a. Deposit accounts of $100,000 or less:                                                  RCON
      (1) Amount of deposit accounts of $100,000 or less.....................................2702..     N/A         M.1.a.(1)
                                                                              RCON     NUMBER      ------------
      (2) Number of deposit accounts of                                       ----     ------
          $100,000 or less (June report only).................................3779..    N/A                         M.1.a.(2)
                                                                                    -----------
   b. Deposit accounts of more than $100,000:
      (1) Amount of deposit accounts of more than $100,000...................................2710..     N/A         M.1.b.(1)
                                                                              RCON     NUMBER      ------------
      (2) Number of deposit accounts of                                       ----     ------
          more than $100,000..................................................2772..    N/A                         M.1.b.(2)
                                                                                    -----------

                                                                DOLLAR AMOUNTS IN THOUSANDS
-------------------------------------------------------------------------------------------  -------------------------
MEMORANDA - Continued
---------------------
2. Estimated amount of uninsured deposits in the branch (excluding IBF):
   a. An estimate of your branch's uninsured deposits can be determined by multiplying the number of deposits of more than $100,000 reported in Memorandum Item 1.b.(2)
      above by $100,000 and subtracting the result from the amount of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(1) above.

      Indicate in the appropriate box at the right whether your branch has a method or             YES        NO
      procedure for determining a better estimate of uninsured deposits than the estimate          ---        --
      described above........................................................................6961              X     M.2.a.
   b. If the box marked YES has been checked, report the estimate of uninsured deposits
      determined by using your branch's method or procedure..................................5597..     N/A         M.2.b.
                                                                                                   ------------
3. Preferred deposits........................................................................5590..     N/A         M.3.
                                                                                                   ------------

4. Adjustments to demand deposits (excluding IBF) reported in Schedule E for certain reciprocal demand balances:
   a. Amount by which demand deposits would be reduced if reciprocal demand balances between the reporting branch and savings associations were reported on a net basis
      rather than a gross basis in Schedule E................................................8785..     N/A         M.4.a.
                                                                                                   ------------
   b. Amount by which demand deposits would be increased if reciprocal demand balances between the reporting branch and U.S. banks were reported on a gross basis rather
      than a net basis in Schedule E.........................................................A181       N/A         M.4.b.
                                                                                                   ------------
   c. Amount by which demand deposits would be reduced if cash items in process of collection were included in the calculation of net reciprocal demand balances
      between the reporting branch and U.S. banks and savings associations in Schedule E.....A162       N/A         M.4.c.
                                                                                                   ------------
5. Amount of assets netted against deposit liabilities on the balance sheet in
   accordance with generally accepted accounting principles..................................A538..     N/A         M.5.
                                                                                                   ------------


SCHEDULE P - OTHER BORROWED MONEY

Note: EXCLUDE all transactions with related depository institutions.

                                                                     -----(COLUMN A)----    -----(COLUMN B)----
                                                                       TOTAL REPORTING
                                                                       BRANCH OR AGENCY
                                        DOLLAR AMOUNTS IN THOUSANDS   INCLUDING ITS IBF           IBF ONLY
-------------------------------------------------------------------  -------------------    -------------------
1. Owed to nonrelated commercial banks in the U.S. (including
   their IBFs):                                                      RFCD                   RCFM
                                                                     ----                   ----
   a. Owed to U.S. offices of nonrelated U.S. banks..................3312..        620      3312..          0      1.a.
                                                                           ------------           ------------
   b. Owed to U.S. branches and agencies of nonrelated foreign banks.3313..     15,000      3313..     15,000      1.b.
                                                                           ------------           ------------
2. Owed to nonrelated banks in foreign countries:
   a. Owed to foreign branches of nonrelated U.S. banks..............3314..      3,349      3314..          0      2.a.
                                                                           ------------           ------------
   b. Owed to foreign offices of nonrelated foreign banks............3315..     75,150      3315..          0      2.b.
                                                                           ------------           ------------
3. Owed to others....................................................2869..     77,183      2869..          0      3.
                                                                           ------------           ------------
                                                                     RCXX                   RCXY
4. Total (sum of items 1 through 3)(must equal Schedule RAL,         ----                   ----
   item 4.c).........................................................3190..    171,302      3190..     15,000      4.
                                                                           ------------           ------------

MEMORANDUM                                                           RCFD
----------                                                           ----
1. Immediately available funds with a maturity greater than one day
   included in other borrowed money..................................2805..     27,500                             M.1.
                                                                           ------------

The FFIEC regards the information reported in this supplement as confidential

SUPPLEMENT
REPORT OF ASSETS AND LIABILITIES

Non - U.S. Branch Licensed in CAYMAN ISLANDS (TEXT 9031)
                              --------------
                                 (country)
that is managed or controlled by DEUTSCHE BANK AG (TEXT 9010)
                                 ----------------
                                 (legal title of U.S. branch or agency)

at close of business on June 30, 1997
                        -------------

                                                                                                   Total Reporting
Please read instructions carefully,                                Dollar Amounts in Thousands     Non - U.S. Branch
----------------------------------------------------------------------------------------------     ----------------------

ASSETS                                                                                             CRC?
                                                                                                   ----
1.   Claims on U.S.-domiciled offices of related depository institutions denominated in U.S.
     dollars . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5527 . . .  7,393,877     1.
                                                                                                              ----------
2.   Claims on all other U.S. addressees (including related nondepository institutions)
     denominated in U.S. dollars:
     a.   Balances due from nonrelated depository institutions:
          (1)  With remaining maturities of one day or under continuing contract
               ("overnight") . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5528 . . .          0     2.a.(1)
                                                                                                              ----------
          (2)  All other maturities ("term") . . . . . . . . . . . . . . . . . . . . . . . . . .   5529 . . .          0     2.a.(2)
                                                                                                              ----------
     b.   Securities:
          (1)  U.S. Treasury securities and U.S. Government agency and corporation
               obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1918 . . .          0     2.b.(1)
                                                                                                              ----------
          (2)  All other securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     0373 . . .          0     2.b.(2)
                                                                                                              ----------
     c.   Loans:
          (1)  Loans secured by real estate  . . . . . . . . . . . . . . . . . . . . . . . . .     1410 . . .     16,609     2.c.(1)
                                                                                                              ----------
          (2)  Loans to nonrelated depository institutions in the United States  . . . . . . .     5530 . . .    711,460     2.c.(2)
                                                                                                              ----------
          (3)  Commercial and industrial loans . . . . . . . . . . . . . . . . . . . . . . . .     1763 . . .  3,059,743     2.c.(3)
                                                                                                              ----------
          (4)  All other loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5531 . . .  5,515,373     2.c.(4)
                                                                                                              ----------
          (5)  Less: Any unearned income on loans reflected in Items 2.c.(1) through 2.c.(4)
               above . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2123 . . .          0     2.c.(5)
                                                                                                              ----------
          (6)  Total loans, net of unearned income (sum of items 2.c.(1) through 2.c.(4)
               above minus item 2.c.(5)  . . . . . . . . . . . . . . . . . . . . . . . . . . .     2122 . . .  9,303,185     2.c.(6)
                                                                                                              ----------
     d.   All other claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5532 . . .  6,091,824     2.d
                                                                                                              ----------
     e.   Total claims on U.S. addressees other than related depository institutions,
          denominated in U.S. dollars (sum of Items 2.a, 2.b, 2.c.(6), and 2.d)  . . . . . . .     5533 . . . 15,395,009     2.e
                                                                                                              ----------
3.   Claims on all U.S. addressees denominated in currencies other than U.S. dollars . . . . .     5534 . . .  1,312,452     3.
                                                                                                              ----------
4.   Claims on home-country addressees denominated in any currency:
     a.   Related depository institutions  . . . . . . . . . . . . . . . . . . . . . . . . . .     3173 . . .    218,663     4.a
                                                                                                              ----------
     b.   Nonrelated depository institutions . . . . . . . . . . . . . . . . . . . . . . . . .     5536 . . .      9,356     4.b
                                                                                                              ----------
     c.   Home-country government and official institutions (including home-country central
          bank)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5537 . . .          0     4.c
                                                                                                              ----------
     d.   All other home-country addressees  . . . . . . . . . . . . . . . . . . . . . . . . .     5538 . . .     58,712     4.d
                                                                                                              ----------
5.   Claims on all other non-U.S. addressees denominated in any currency . . . . . . . . . . .     5539 . . .  4,042,198     5.
                                                                                                              ----------
6.   All other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2151 . . .     35,647     6.
                                                                                                              ----------
7.   Total assets (sum of Items 1, 2.a, 3, 4, 5, and 6)  . . . . . . . . . . . . . . . . . . .     2170 . . . 28,465,914     7.
                                                                                                              ----------

LIABILITIES
8.   Liabilities to U.S.-domiciled offices of related depository institutions denominated in
     U.S. dollars  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5540 . . .    912,289     8.
                                                                                                              ----------
9.   Liabilities to all other U.S. addressees (including related nondepository institutions)
     denominated in U.S. dollars:
     a.   Liabilities to nonrelated depository institutions in the U.S.:
          (1)  With remaining maturities of one day or under continuing contract
               ("overnight") . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5541 . . .     17,909     9.a.(1)
                                                                                                              ----------
          (2)  All other maturities ("term") . . . . . . . . . . . . . . . . . . . . . . . . .     5542 . . .    231,620     9.a.(2)
                                                                                                              ----------
     b.   Liabilities to all other U.S. addressees denominated in U.S. dollars:
          (1)  With remaining maturities of one day or under continuing contract
               ("overnight") . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5544 . . .  6,426,930     9.b.(1)
                                                                                                              ----------
          (2)  All other maturities ("term") . . . . . . . . . . . . . . . . . . . . . . . . .     5545 . . .  9,658,937     9.b.(2)
                                                                                                              ----------
10.  Liabilities to all U.S. addressees denominated in currencies other than U.S. dollars  . .     5546 . . .  1,611,429     10.
                                                                                                              ----------
11.  Liabilities to home-country addressees denominated in any currency:
     a.   Related depository institutions  . . . . . . . . . . . . . . . . . . . . . . . . . .     3174 . . .  1,235,408     11.a
                                                                                                              ----------
     b.   Nonrelated depository institutions . . . . . . . . . . . . . . . . . . . . . . . . .     5548 . . .      3,094     11.b
                                                                                                              ----------
     c.   Home-country government and official institutions (including home-country central
          bank)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5549 . . .          0     11.c
                                                                                                              ----------
     d.   All other home-country addressees  . . . . . . . . . . . . . . . . . . . . . . . . .     5550 . . .    122,718     11.d
                                                                                                              ----------
12.  Liabilities to all other non-U.S. addressees denominated in any currency  . . . . . . . .     5551 . . .  7,988,568     12.
                                                                                                              ----------
13.  All other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2916 . . .    257,012     13.
                                                                                                              ----------
14.  Total liabilities (sum of items 8 through 13) . . . . . . . . . . . . . . . . . . . . . .     2950 . . . 28,465,914     14.
                                                                                                              ----------

Non - U.S. Branch Licensed in CAYMAN ISLANDS
                              --------------
                                (country)


MEMORANDA - TRANSACTIONS WITH U.S. ADDRESSEES DENOMINATED IN U.S. DOLLARS

                                                                   Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------     -----------------
                                                                                                   CRC?
                                                                                                   ----
1.   Amount included in items 1 and 2.d above for U.S. Government securities purchased under agreements to resell:
     a.   With original maturities of one day or under continuing contract ("overnight") . . .     5552 . . . . . .    0    M1.a
                                                                                                                     -----
     b.   All other maturities ("term")  . . . . . . . . . . . . . . . . . . . . . . . . . . .     5553 . . . . . .    0
                                                                                                                     -----  M1.b
2.   Amount included in items 8 and 9 above for U.S. Government securities sold under agreements to repurchase:
     a.   With depository institutions in the U.S. (related and nonrelated) (included in items
          8 and 9.a. above):
          (1)  With original maturities of one day or under continuing contract
               ("overnight") . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5554 . . . . . .    0
                                                                                                                     -----  M.2.a(1)
          (2)  All other maturities ("term") . . . . . . . . . . . . . . . . . . . . . . . . .     5555 . . . . . .    0
                                                                                                                     -----  M.2.a(2)
     b.   With all other U.S. addressees (included in item 9.b above):
          (1)  With original maturities of one day or under continuing contract
               ("overnight") . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5556 . . . . . .    0
                                                                                                                     -----  M.2.b(1)
          (2)  All other maturities ("term") . . . . . . . . . . . . . . . . . . . . . . . . .     5557 . . . . . .    0
                                                                                                                     -----  M.2.b(2)
3.   Amount included in item 9.b above for negotiable certificates of deposit issued by the reporting foreign branch:
     a.   Held in custody by the reporting foreign branch or by the managing U.S. branch or
          agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5558 . . . . . .    0
                                                                                                                     -----  M.3.a.
     b.   All other negotiable certificates of deposit . . . . . . . . . . . . . . . . . . . .     5559 . . . . . .    0
                                                                                                                     -----  M.3.b.
4.   Amount included in item 9.b above for deposits that are guaranteed payable in the U.S.
     or for which the depositor is guaranteed payment by a U.S. office:
     a.   With original maturities of one day or under continuing contract ("overnight") . . .     5560 . . . . . .    0
                                                                                                                     -----  M.4.a.
     b.   All other maturities ("term")  . . . . . . . . . . . . . . . . . . . . . . . . . . .     5561 . . . . . .    0
                                                                                                                     -----  M.4.b.


                                                                                                         YES   NO
                                                                                                         ---   --
Does this supplement include data
covering other related U.S. agencies or branches?  . . . . . . . . . . . . . . . . . . . . . .     6862        X


If yes, list the city and state of each other related U.S. agency and branch included in the report:



----------------------------, --------------------------- (TEX1 9130, TEX1 9200)
City, State

----------------------------, --------------------------- (TEX2 9130, TEX2 9200)
City, State

----------------------------, --------------------------- (TEX3 9130, TEX3 9200)
City, State

----------------------------, --------------------------- (TEX4 9130, TEX4 9200)
City, State

Exhibit 8


A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

SECURITIES AND EXCHANGE COMMISSION

(File No. 22-27860)

Order Granting Application; Deutsche Bank AG, New York Branch

November 26, 1997

     Deutsche Bank AG, New York Branch ("Applicant"), has filed an application ("Application") pursuant to Section 304(d) of the Trust Indenture Act of 1939 ("Act") for the issuance by the Securities and Exchange Commission ("Commission") of an order conditionally exempting the Applicant from the requirement of Section 310(a) of the Act for United States domicile of a bank eligible to serve as indenture trustee on indentures qualified under the Act. The Applicant is authorized under the laws of the State of New York to exercise corporate trust powers and is subject to supervision and examination by the New York Banking Department substantially equivalent to the supervision and examination applicable to domestic banks performing equivalent services, as more fully described in the Application dated November 25, 1997, which is on file in the Commission's Public Reference Section, File No. 22-27860, 450 Fifth Street, N.W., Washington, D.C. 20549.

     It appears to the Commission, upon consideration of the Application, that a conditional exemption from the requirement of United States domicile in
Section 310(a) of the Act is necessary or appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the Act to the extent such requirement would otherwise apply.

     IT IS ORDERED that the Applicant shall be conditionally exempted from the United States domicile requirement of Section 310(a) of the Act if and so long as the Applicant remains authorized by the State of New York to exercise corporate trust powers and subject to supervision and examination by the New York Banking Department substantially equivalent to the supervision and examination applicable to domestic banks performing equivalent services, as more fully described in the Application.

     For the Commission, by the Division of Corporation Finance, pursuant to delegated authority.



                                     Jonathan G. Katz
                                     Secretary